Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-140279
September 18, 2007

Thornburg Mortgage Securities Trust 2007-4

$1,239,083,000 (Approximate)
Mortgage Loan Pass-Through Certificates, Series 2007-4
Adjustable Rate and Hybrid Residential Mortgage Loans

Greenwich Capital Acceptance, Inc.
Depositor

RBS Greenwich Capital
Sole Manager

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FREE WRITING PROSPECTUS
$1,239,083,000 (APPROXIMATE)
THORNBURG MORTGAGE SECURITIES TRUST 2007-4
WELLS FARGO BANK, N.A., MASTER SERVICER

LASALLE BANK NATIONAL ASSOCIATION, TRUSTEE
Class(1)	Approximate Size ($) (1)	Pass-Through Rate	Security Description	WAL (Yrs) to Call (2)	Window (mos.) to Call (2)	Initial Credit Support	Final Scheduled Distribution Date	Expected Ratings (Moody’s/S&P)
1A-1	$306,173,000	Net Wac (3)	Group 1 Super Senior	3.91	1-123	6.91%	09/25/37	Aaa / AAA
1A-2	$34,019,000	Net Wac (3)	Group 1 Senior Mezzanine	Not Marketed Hereby		4.55%	09/25/37
2A-1	$487,667,000	Net Wac (3)	Group 2 Super Senior	3.91	1-123	8.31%	09/25/37	Aaa / AAA
2A-2	$54,185,000	Net Wac (3)	Group 2 Senior Mezzanine	Not Marketed Hereby		4.55%	09/25/37
3A-1	$445,243,000	Net Wac (3)	Group 3 Super Senior	3.91	1-123	7.98%	09/25/37	Aaa / AAA
3A-2	$49,471,000	Net Wac (3)	Group 3 Senior Mezzanine	Not Marketed Hereby		4.55%	09/25/37
A-R (4)	$100	Net Wac	Residual			N/A	09/25/37
B-1 (4)	$24,522,000	Net Wac	Subordinate			2.85%	09/25/37
B-2 (4)	$15,145,000	Net Wac	Subordinate			1.80%	09/25/37
B-3 (4)	$10,097,000	Net Wac	Subordinate			1.10%	09/25/37
B-4 (4)	$5,048,000	Net Wac	Subordinate			0.75%	09/25/37
B-5 (4)	$2,885,000	Net Wac	Subordinate			0.55%	09/25/37
B-6 (4)	$7,932,899	Net Wac	Subordinate			0.00%	09/25/37

(1)	The class sizes are based on anticipated final collateral balances but subject to rating agency approval and a + / -10% variance.

(2)	Assumes 20% CPR and the Optional Clean-up Call is executed in earliest possible month. The Certificates pay on the 25th of every month beginning in September 2007.

(3)	The Pass-Through Rates on the Class A Certificates are described under “Class A Pass-Through Rates” on page 11.

(4)	Not marketed in this term sheet.

Transaction Overview:

Structure

•
Thornburg Mortgage Securities Trust 2007-4 (the “Trust”) is a common law trust governed by New York law, which will issue six classes of senior pass-through certificates (“the Class A Certificates”), six classes of subordinate pass-through certificates, one Class A-R residual pass-through certificate and one Class ES Certificate (collectively the “Certificates”). Only the Class 1A-1, Class 2A-1 and Class 3A-1 Certificates are marketed herein.

•
10% Optional Clean-up Call: Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, has an assignable option to purchase all of the Trust’s assets (and retire all outstanding Certificates) at a purchase price equal to the current principal amount of the Trust’s assets plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

•
5% Optional Clean-up Call: If Thornburg Mortgage Home Loans, Inc. does not exercise its 10% Optional Clean-up Call, Wells Fargo Bank, N.A., in its capacity as master servicer, has the option to purchase all of the Trust’s assets (and retire all outstanding Certificates) at a purchase price equal to the current principal amount of the Trust’s assets plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is less than 5% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Collateral

•	Collateral information in this Term Sheet is based on the Cut-off Date principal balance of the Mortgage Loans based on a preliminary pool unless otherwise indicated;
•
It is anticipated that the collateral will decrease by approximately $7,913,538 by the Closing Date but any such variance is not anticipated to materially effect the mortgage loan characteristics. On the Closing Date, the collateral balance will equal the outstanding principal balance of the Certificates which are set forth on page 3 of this Free Writing Prospectus, subject to the variance described herein.

•	The Mortgage Pool is generally composed of jumbo hybrid and adjustable rate mortgage loans;

Transaction Overview (cont.):

Collateral (cont.)

•	The non-zero weighted average FICO score is 750, the weighted average original LTV is 71.24% and the non-zero weighted average DTI is 31.15%;

•	Approximately 66.88% of the related mortgage properties are primary homes and approximately 28.21% are located in California;

•	The Mortgage Loans are indexed off of 1 month LIBOR (1.74%), 6 month LIBOR (8.12%), 1 year LIBOR (88.90%), or 1 year CMT (1.24%);

•
As of the Cut-off Date, the Mortgage Loans will be serviced by: Thornburg Mortgage Home Loans, Inc. (96.99%)*, First Republic Bank (1.70%), Colonial Savings, F.A. (0.90%), First Horizon Home Loans Corp. (0.39%) and Mellon Trust of New England, N.A. (0.02%);

* Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc. Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch. Cenlar is also rated as a Tier One Platinum Servicer by Freddie Mac and a Tier One Servicer for HUD.

•	On the Closing Date, the aggregate Cut-off Date principal balance of the Mortgage Loans is expected to be approximately $1,450,301,537 (the “Mortgage Loans”), subject to a +/-10% variance;

•
For purposes of paying interest and principal on the Class A Certificates, the Mortgage Loan pool will be subdivided into three sub-groups (the “Group 1 Mortgage Loans”, the “Group 2 Mortgage Loans” and the “Group 3 Mortgage Loans”).

Mortgage Loan Group Description (as of the Cut-off Date)

➢	Group 1 Mortgage Loans - 1 Month and 6 Month ARMs,3yr Hybrids and 5yr Hybrids
➢	Group 2 Mortgage Loans - 7yr Hybrids
➢	Group 3 Mortgage Loans - 10yr Hybrids

Loan Description	% of Pool	Gross WAC (%)	Net WAC (%)	WA Orig Term (mos.)	WAM (mos.)	WALA(mos.)	Gross Margin (%)	Net Margin (%)	Initial Cap (%)	Period Cap (%)	Max Rate (%)	Mos to Roll
Group 1	24.48	6.454	6.194	360	355	5	1.903	1.643	4.729	1.841	11.454	54
Group 2	39.47	6.490	6.230	360	357	3	1.905	1.645	4.998	1.907	11.491	81
Group 3	36.05	6.481	6.221	360	358	2	1.888	1.628	4.929	1.888	11.488	118
Aggregate	100	6.478	6.218	360	357	3	1.898	1.638	4.907	1.884	11.481	88

Terms of the Offering:

Issuing Entity:	Thornburg Mortgage Securities Trust 2007-4, a common law trust governed by New York law.

Sponsor and Seller:	Thornburg Mortgage Home Loans, Inc.

Depositor:	Greenwich Capital Acceptance, Inc.

Sole Manager:	Greenwich Capital Markets, Inc

Master Servicer/
Securities Administrator:	Wells Fargo Bank, N.A.

Trustee:	LaSalle Bank National Association

Custodian:	LaSalle Bank National Association

Cut-off Date:	August 1, 2007

Expected Pricing Date:	Week of August 27, 2007

Closing Date:	On or about August 30, 2007

Distribution Dates:	25th of each month (or if not a business day, the next succeeding business day), commencing in September 2007

Accrual Period:	The calendar month immediately preceding the current Distribution Date.

Terms of the Offering (cont.):

Day Count / Delay Days/	Class	Day Count	Delay	First Accrual Date
First Accrual Date:	1A-1	30/360	24	August 30, 2007
	1A-2	30/360	24	August 30, 2007
	2A-1	30/360	24	August 30, 2007
	2A-2	30/360	24	August 30, 2007
	3A-1	30/360	24	August 30, 2007
	3A-2	30/360	24	August 30, 2007
	B-1	30/360	24	August 30, 2007
	B-2	30/360	24	August 30, 2007
	B-3	30/360	24	August 30, 2007
	B-4	30/360	24	August 30, 2007
	B-5	30/360	24	August 30, 2007
	B-6	30/360	24	August 30, 2007

Certificates:
The “Senior Certificates” or “Class A Certificates” will consist of the Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2, Class 3A-1 and Class 3A-2 Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. The Senior Certificates and the Subordinate Certificates, together with the Class A-R and Class ES Certificates, are collectively referred to herein as the “Certificates”. Only the Class 1A-1, Class 2A-1 and Class 3A-1 Certificates are being marketed hereby (the “Offered Certificates”). Each class of Class A Certificates will be paid primarily from collections on the related group of Mortgage Loans.

Registration:	The Class A Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and Euroclear system.

Federal Tax Treatment:
Each Offered Certificate will represent ownership of REMIC “regular interests” and will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and retirement arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, subject to certain conditions.

SMMEA Treatment:	The Class A Certificates are expected to be SMMEA eligible.

Terms of the Offering (cont.):

Minimum Denominations:	Class A Certificates: $25,000 ($100,000 in the case of foreign investors subject to the EU Prospectus Directive).

Mortgage Loans:
On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $1,450,301,537. The Mortgage Loans either adjust their rates based on various indices (the “Adjustable Rate Mortgage Loans”) within the first year of origination or in the case of approximately 0.41%, 23.91%, 39.47% and 36.05% of the Mortgage Loans, have initial rate adjustments generally occurring approximately three, five, seven or ten years, respectively, after the date of origination of such mortgage loan, and thereafter adjust their rates based on various indices (“Hybrid ARMs”). Approximately 0.02%, 4.98%, 9.03%, and 80.15% of the Mortgage Loans are required to make payments of interest only for up to the first 36, 60, 84, and 120 months, respectively, following origination. After such interest only period, the monthly payments on such Mortgage Loans adjust to amortize principal over the remaining term of the loan.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 1 Mortgage Loans described herein is expected to be approximately $355,048,007. The Group 1 Mortgage Loans consist of adjustable rate and hybrid mortgage loans which have an initial rate adjustment occurring approximately 1 month, 6 months, 3 years or 5 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 2 Mortgage Loans described herein is expected to be approximately $572,461,267. The Group 2 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 7 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 3 Mortgage Loans described herein is expected to be approximately $522,792,263. The Group 3 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 10 years following origination.

The aggregate Cut-off Date principal balance of the Mortgage Loans on the Closing Date is subject to a +/-10% variance. It is expected that the statistics of the aggregate Mortgage Loans will be substantially similar to the mortgage loan statistics shown herein. For more information please see attached collateral descriptions for the Total Mortgage Loans.

Terms of the Offering (cont.):

Optional Clean-Up Call:
The terms of the transaction allow for an assignable optional termination of the trust and retirement of the Certificates at the option of Thornburg Mortgage Home Loans, Inc., in its capacity as Servicer, once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans. If Thornburg Mortgage Home Loans, Inc. does not exercise its 10% Optional Clean-up Call right, the terms of the transaction allow for an optional termination of the trust and retirement of the Certificates at the option of Wells Fargo Bank, N.A., in its capacity as Master Servicer, once the aggregate principal balance of the Mortgage Loans is less than 5% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Terms of the Offering (cont.):

Servicers:	Servicers	%
	Thornburg Mortgage Home Loans, Inc. (1)	96.99%
	First Republic Bank	1.70%
	Colonial Savings, F.A.	0.90%
	First Horizon Home Loans Corp.	0.39%
	Mellon Trust of New England, N.A.	0.02%

	(1) Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

Servicing Fee:
The initial weighted average Servicing Fee equals 0.250% per annum. Approximately 7.91% of the Mortgage Loans have a Servicing Fee which will increase to a rate not higher than 0.375% after the related initial rate adjustment.

Master Servicing Fee:	0.010% per annum. The Master Servicer will pay the fees of the Securities Administrator and the Trustee from its fee.

Pricing Prepayment
Assumption:	20% CPR per annum.

Net Mortgage Rate:	The ‘‘Net Mortgage Rate’’ for any Mortgage Loan is equal to the rate of the related Mortgage Loan less the Master Servicing Fee and the related Servicing Fee rate.

Terms of the Offering (cont.):

Class A
Pass-Through Rate:	The “Pass-Through Rate” for the Class 1A-1 and Class 1A-2 Certificates will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1.

The “Pass-Through Rate” for the Class 2A-1 and Class 2A-2 Certificates will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 2.

The “Pass-Through Rate” for the Class 3A-1 and Class 3A-2 Certificates will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 3.

Subordinate Certificates
Pass-Through Rates:
The Pass-Through Rates with respect to each class of Subordinate Certificates will be equal to the weighted average of the weighted average Net Mortgage Rate of each group of Mortgage Loans, weighted based upon the applicable Subordinate Component for such Distribution Date.

Subordinate Component:
For any Distribution Date and with respect to any mortgage loan group, the Subordinate Component will equal the aggregate principal balance of the Mortgage Loans in the related mortgage loan group, as of the first day of the related due period, minus the aggregate class principal balance of the related Senior Certificates immediately prior to such Distribution Date.

Terms of the Offering (cont.):

Allocation of
Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Any Realized Losses on the Mortgage Loans will first be allocated to the Subordinate Certificates in reverse order of their numerical class designations, in each case until the respective class principal amount has been reduced to zero, and second, (x) to the extent such Realized Losses are incurred in respect of the Group 1 Mortgage Loans, sequentially to the Class 1A-2 and Class 1A-1 Certificates, in that order, until such class has been reduced to zero, (y) to the extent such Realized Losses are incurred in respect of the Group 2 Mortgage Loans, sequentially to the Class 2A-2 and Class 2A-1 Certificates, in that order, until such class has been reduced to zero and (z) to the extent such Realized Losses are incurred in respect of the Group 3 Mortgage Loans, sequentially to the Class 3A-2 and Class 3A-1 Certificates, in that order, until such class has been reduced to zero.

Terms of the Offering (cont.):
Senior Sequential
Payment Test:	As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,  the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, bankruptcy and REO property), averaged over the preceding six month period, as a percentage of the aggregate certificate principal balance of the subordinate certificates, does not equal or exceed 50%, or second, cumulative realized losses on all of the mortgage loans do not exceed:

●
 for any distribution date after the Closing Date until the third anniversary of the first distribution date, 20% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

●
for any distribution date after the third anniversary of the first Distribution Date until on or after the seventh anniversary of the first distribution date, 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

●	for any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

●	for any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

●
for any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, and

●
for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

Principal Distribution Amounts:

Credit Enhancement:
Senior/subordinate, shifting interest structure. Credit enhancement for the Senior Certificates will consist of the Subordinate Certificates (total initial subordination is expected to be approximately 4.55%)

Initial Senior Enhancement Percentage = approximately 4.55%

Senior Enhancement Percentage = Subordinate Certificate Principal Balance / Aggregate Collateral Balance

Shifting Interest: Until the first Distribution Date occurring after September 2014, the Subordinate Certificates will be locked out of payments of unscheduled principal (unless the Senior Certificates have been reduced to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal payments as described below.

The prepayment shift percentages from the Subordinate Percentage to the Senior Certificates are as follows:

•  If the Senior Enhancement Percentage for the Certificates is less than 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 - 84	100%
85 - 96	70%
97 - 108	60%
109 - 120	40%
121 - 132	20%
133+	0%

•  If the Senior Enhancement Percentage is greater than or equal to 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 - 36	50%
37+	0%

(If the Senior Enhancement Percentage doubles as compared to the Initial Senior Enhancement Percentage during the first 36 months of the transaction, the Class A Certificates will be entitled to 50% of the Subordinate Percentage of unscheduled principal, subject to cumulative loss and delinquency tests. After month 36, if the Senior Enhancement Percentage has doubled as compared to the Cut-off Date Senior Enhancement Percentage, the Class A Certificates will be entitled to unscheduled principal based on the Senior Percentage only, subject to cumulative loss and delinquency tests). In the event the Senior Percentage for any group exceeds the Initial Senior Percentage, the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Principal Distribution Amounts (cont.):

For each mortgage loan group, calculate the following:

Senior Percentage = Senior Certificate Principal Balance / Mortgage Loan balance.

Subordinate Percentage = 100% - related Senior Percentage.

Senior Prepayment Percentage = related Senior Percentage + Shift Percentage * related Subordinate Percentage.

The group related Senior Principal Distribution Amount (“Senior PDA”) will be equal to the sum of (i) the product of (a) related scheduled principal payments and (b) related Senior Percentage, (ii) the product of (a) related prepayment principal payments and (b) related Senior Prepayment Percentage and (iii) the lesser of (a) the related net liquidation proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage and the remaining principal balance of any Mortgage Loan that was finally liquidated during the related period.

The group related Subordinate Principal Distribution Amount (“Subordinate PDA”) will be equal to the difference between (i) the sum of related scheduled principal and unscheduled principal payments and (ii) the related Senior PDA.

Certificate Priority of Distributions:

(A) On each Distribution Date, the available distribution amount for each related mortgage loan group will be allocated, after payment of the Servicing Fee and Master Servicing Fee, among the Classes of Senior Certificates relating to that mortgage loan group pro rata as follows:

(1)	Accrued interest at the related Pass-Through Rate on the related class of Senior Certificates;

(2)	Principal to the Class A-R Certificates;

(3)
For each Distribution Date in which the conditions of the Senior Sequential Payment Test have been satisfied, Principal will be allocated concurrently as follows (up to the related Senior Principal Distribution Amount):

(a)	From the Group 1 Mortgage Loans, pro-rata to the Class 1A-1 and Class 1A-2 Certificates, until their respective certificate principal balance has been reduced to zero;
(b)	From the Group 2 Mortgage Loans, pro-rata to the Class 2A-1 and Class 2A-2 Certificates, until their respective certificate principal balance has been reduced to zero; and
(c)	From the Group 3 Mortgage Loans, pro-rata to the Class 3A-1 and Class 3A-2 Certificates, until their respective certificate principal balance has been reduced to zero.

For each Distribution Date in which the conditions of the Senior Sequential Payment Test have not been satisfied, Principal will be allocated concurrently as follows (up to the related Senior Principal Distribution Amount):

(d)	From the Group 1 Mortgage Loans, sequentially to the Class 1A-1 Certificates and then to the Class 1A-2 Certificates, until their respective certificate principal balance has been reduced to zero;
(e)	From the Group 2 Mortgage Loans, sequentially to the Class 2A-1 Certificates and then to the Class 2A-2 Certificates, until their respective certificate principal balance has been reduced to zero; and
(f)	From the Group 3 Mortgage Loans, sequentially to the Class 3A-1 Certificates and then to the Class 3A-2 Certificates, until their respective certificate principal balance has been reduced to zero.

(B) With respect to all remaining available distribution amounts for all loan groups as follows:

(1)
Accrued and unpaid interest on, and then their respective share of principal (up to the Subordinate Principal Distribution Amount) of, each class of Subordinate Certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates;

Certificate Priority of Distributions (cont):

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Class A Certificates from the unrelated loan group, to the extent not received from the related loan group. This would occur only (i) if a loan group experienced disproportionately high realized losses causing the class principal amount of the related Class A Certificates to exceed the aggregate balance of the loans in the related loan group (an “undercollateralized group”) or (ii) if, due to rapid prepayments, the class principal amount of a class of Class A Certificates was reduced to zero at a time when the Senior Enhancement Percentage had not reached required levels and either the aggregate Subordinate Percentage is less than 200% of the aggregate Subordinate Percentage on the Closing Date or the outstanding principal balance of the 60+ delinquent mortgage loans averaged over the previous six months is greater than or equal to 50% of the aggregate class principal amount of the Subordinate Certificates.

Total Mortgage Loans*
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$1,450,301,537	$64,873	$8,250,000
Average Scheduled Principal Balance	$944,207
Number of Mortgage Loans	1,536

Weighted Average Gross Coupon	6.478%	5.375%	7.875%
Non-Zero Weighted Average FICO Score	750	591	829
Weighted Average Original LTV	71.24%	6.43%	100.00%
Weighted Average Total Effective LTV	70.74%	6.43%	95.00%

Weighted Average Original Term	360 months	300 months	360 months
Weighted Average Stated Remaining Term	357 months	231 months	360 months
Weighted Average Seasoning	3 months	0 months	77 months

Weighted Average Gross Margin	1.898%	1.000%	2.750%
Weighted Average Minimum Interest Rate	1.898%	1.000%	2.750%
Weighted Average Maximum Interest Rate	11.481%	10.375%	12.875%
Non-Zero Weighted Average Initial Rate Cap	4.994%	1.000%	5.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.917%	1.000%	2.500%
Weighted Average Months to Roll	88 months	1 month	120 months
Non-Zero Weighted Average Prepay Term	20 months	3 months	60 months
Non-Zero Weighted Average Prepay Remaining Term	19 months	2 months	60 months

Maturity Date		Nov 1 2026	Aug 1 2037
Maximum Zip Code Concentration	1.25%	81615

ARM	100.00%	Cash Out Refinance	29.04%
		Purchase	55.69%
10/1 MO Hybrid Arm IO	0.51%	Rate/Term Refinance	15.27%
10/1 YR Hybrid Arm	2.57%
10/1 YR Hybrid Arm IO	29.96%	Condominium	16.60%
10/6 MO Hybrid Arm	0.22%	Condotel	2.49%
10/6 MO Hybrid Arm IO	2.79%	Cooperative	2.75%
3/1 YR Hybrid Arm	0.07%	PUD Attached	1.20%
3/1 YR Hybrid Arm IO	0.34%	PUD Detached	18.08%
3/6 MO Hybrid Arm IO	0.01%	Single Family Detached	53.30%
5/1 MO Hybrid Arm IO	1.12%	Townhouse	0.31%
5/1 YR Hybrid Arm	0.85%	Two-Four Family	5.28%
5/1 YR Hybrid Arm IO	20.58%
5/6 MO Hybrid Arm IO	1.36%	Investor	12.11%
7/1 YR Hybrid Arm	2.11%	Primary	66.88%
7/1 YR Hybrid Arm IO	33.67%	Second Home	21.01%
7/6 MO Hybrid Arm IO	3.69%
Reg Arm IO	0.16%	Top 5 States:
		California	28.21%
Interest Only	94.19%	New York	14.50%
Not Interest Only	5.81%	Colorado	9.39%
		Florida	7.10%
Prepay Penalty: 0 months	89.42%	Connecticut	5.35%
Prepay Penalty: 3 months	0.10%
Prepay Penalty: 6 months	0.36%	Top 10 Zips:
Prepay Penalty: 7 months	0.79%	81615	1.25%
Prepay Penalty: 12 months	6.35%	85253	1.07%
Prepay Penalty: 24 months	0.30%	92663	1.05%
Prepay Penalty: 36 months	1.85%	81620	1.04%
Prepay Penalty: 48 months	0.11%	10011	1.02%
Prepay Penalty: 60 months	0.73%	84060	0.97%
		92657	0.94%
First Lien	100.00%	80113	0.90%
		22102	0.89%
Alternative Documentation	0.33%	94110	0.84%
Full Documentation	82.59%
No Ratio Documentation	0.75%
Stated Documentation	16.24%
Streamline Cash Out	0.09%

*Based on a preliminary pool. It is anticipated that the collateral balance will decrease by approximately $7,913,538 by the Closing Date but any such variance is not anticipated to materially affect the mortgage loan characteristics.

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 - 100,000.00	23	1,998,688.56	0.14%	6.471	349	67.38	765
100,000.01 - 200,000.00	131	20,703,801.78	1.43%	6.523	349	71.60	757
200,000.01 - 300,000.00	157	39,276,312.30	2.71%	6.510	350	74.09	758
300,000.01 - 400,000.00	110	38,140,053.22	2.63%	6.516	354	70.52	747
400,000.01 - 500,000.00	126	57,839,100.02	3.99%	6.462	355	72.13	758
500,000.01 - 600,000.00	126	69,947,161.59	4.82%	6.469	355	73.86	754
600,000.01 - 700,000.00	122	79,376,639.51	5.47%	6.442	355	73.35	753
700,000.01 - 800,000.00	102	77,086,446.93	5.32%	6.450	357	72.38	748
800,000.01 - 900,000.00	46	39,602,151.26	2.73%	6.510	357	72.08	750
900,000.01 - 1,000,000.00	81	78,787,662.83	5.43%	6.496	355	70.29	754
1,000,000.01 - 2,000,000.00	382	558,110,738.37	38.48%	6.467	358	72.66	749
2,000,000.01 - 3,000,000.00	89	219,343,896.63	15.12%	6.470	358	70.72	742
3,000,000.01 - 4,000,000.00	20	69,695,384.00	4.81%	6.595	359	67.98	754
4,000,000.01 - 5,000,000.00	17	75,018,500.00	5.17%	6.409	357	65.01	760
5,000,000.01 and Greater	4	25,375,000.00	1.75%	6.682	356	50.68	715
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
5.000 - 5.499	1	445,378.00	0.03%	5.375	357	80.00	811
5.500 - 5.999	52	54,001,020.93	3.72%	5.823	357	70.03	754
6.000 - 6.499	681	643,253,851.04	44.35%	6.250	355	71.83	752
6.500 - 6.999	711	663,141,401.96	45.72%	6.654	358	71.12	749
7.000 - 7.499	83	74,780,385.07	5.16%	7.139	358	69.15	733
7.500 - 7.999	8	14,679,500.00	1.01%	7.595	355	65.25	739
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
575-599	2	646,450.02	0.04%	7.021	330	82.94	593
600-624	6	5,914,651.85	0.41%	6.455	349	74.21	620
625-649	7	10,849,967.73	0.75%	6.347	344	52.03	643
650-674	51	43,890,863.55	3.03%	6.508	357	71.43	664
675-699	132	137,337,720.86	9.47%	6.584	358	70.77	690
700-724	205	218,721,441.44	15.08%	6.536	357	68.94	712
725-749	236	237,852,611.56	16.40%	6.470	356	72.54	737
750-774	305	277,628,076.33	19.14%	6.455	357	71.68	763
775-799	436	398,781,262.08	27.50%	6.435	357	71.41	787
800-824	153	116,575,292.59	8.04%	6.459	357	73.16	807
825-849	1	1,640,000.00	0.11%	6.625	359	80.00	829
None	2	463,198.99	0.03%	6.562	359	69.93	0
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Effective LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	109	89,251,387.71	6.15%	6.505	356	38.19	742
50.00- 54.99	50	53,476,292.48	3.69%	6.433	356	52.01	753
55.00- 59.99	52	69,129,198.20	4.77%	6.597	356	56.70	738
60.00- 64.99	83	92,287,741.61	6.36%	6.492	355	62.88	742
65.00- 69.99	109	141,525,912.09	9.76%	6.503	357	67.25	751
70.00- 74.99	202	244,207,438.07	16.84%	6.488	357	73.01	755
75.00- 79.99	305	318,222,552.33	21.94%	6.473	358	76.70	749
80.00	597	430,159,301.69	29.66%	6.444	357	80.35	751
80.01- 84.99	2	1,254,050.00	0.09%	6.035	340	80.57	762
85.00- 89.99	7	3,050,396.76	0.21%	6.580	351	87.88	732
90.00- 94.99	14	6,022,463.49	0.42%	6.626	354	91.16	764
95.00- 99.99	6	1,714,802.57	0.12%	6.693	343	95.00	742
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	109	89,251,387.71	6.15%	6.505	356	38.19	742
50.00- 54.99	50	53,476,292.48	3.69%	6.433	356	52.01	753
55.00- 59.99	52	69,129,198.20	4.77%	6.597	356	56.70	738
60.00- 64.99	81	89,929,341.61	6.20%	6.495	356	62.39	744
65.00- 69.99	108	140,528,573.26	9.69%	6.505	357	67.11	751
70.00- 74.99	198	229,948,054.07	15.86%	6.492	357	71.34	753
75.00- 79.99	304	316,005,952.33	21.79%	6.470	357	76.49	749
80.00	589	422,020,915.98	29.10%	6.446	357	80.00	751
80.01- 84.99	3	2,854,050.00	0.20%	6.015	350	82.61	781
85.00- 89.99	8	4,047,735.59	0.28%	6.499	344	87.91	727
90.00- 94.99	16	7,302,463.49	0.50%	6.603	355	91.21	757
95.00- 99.99	7	3,868,410.57	0.27%	6.377	352	97.24	767
100.00	11	21,939,161.71	1.51%	6.474	359	100.00	775
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
EFF LTV <= 80	1,507	1,438,259,824.18	99.17%	6.477	357	71.08	750
EFF LTV > 80 GEMICO	1	256,367.76	0.02%	6.500	322	95.00	702
EFF LTV > 80 GENWORTH FINANCIAL	7	3,376,500.00	0.23%	6.849	355	89.57	738
EFF LTV > 80 MGIC	6	1,876,340.28	0.13%	6.756	355	91.57	784
EFF LTV > 80 No MI	1	1,079,920.00	0.07%	6.000	357	80.01	767
EFF LTV > 80 PMI	1	680,000.00	0.05%	6.125	358	89.47	661
EFF LTV > 80 Radian	7	2,623,915.93	0.18%	6.432	344	91.34	745
EFF LTV > 80 Republic	4	1,435,984.81	0.10%	6.441	336	90.18	779
EFF LTV > 80 UNITED GUARANTY RESIDENTIAL	1	332,684.04	0.02%	6.250	359	90.00	800
EFF LTV > 80 Unknown	1	380,000.00	0.03%	7.125	360	95.00	792
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
300	1	174,130.00	0.01%	6.250	231	84.05	731
348	1	661,674.17	0.05%	6.125	309	59.59	769
349	1	960,000.00	0.07%	7.000	347	89.30	750
351	1	299,861.58	0.02%	6.750	348	67.42	774
360	1,532	1,448,205,871.25	99.86%	6.478	357	71.23	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
181-240	1	174,130.00	0.01%	6.250	231	84.05	731
241-300	14	5,325,011.72	0.37%	6.619	294	64.89	758
301-360	1,521	1,444,802,395.28	99.62%	6.477	357	71.26	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 -20.00	235	288,234,546.64	19.87%	6.422	357	68.85	753
20.01 -25.00	131	121,092,909.37	8.35%	6.542	356	71.56	747
25.01 -30.00	190	169,630,225.47	11.70%	6.470	358	74.59	759
30.01 -35.00	236	216,808,316.96	14.95%	6.484	357	72.36	746
35.01 -40.00	338	287,432,604.31	19.82%	6.523	357	70.38	749
40.01 -45.00	282	253,576,116.81	17.48%	6.457	357	72.63	751
45.01 -50.00	76	73,956,877.25	5.10%	6.499	357	71.49	738
50.01 -55.00	18	13,569,944.15	0.94%	6.420	358	71.92	729
55.01 -60.00	7	6,773,381.94	0.47%	6.516	357	75.10	749
60.01+	5	6,521,352.16	0.45%	6.213	336	37.15	673
None	18	12,705,261.94	0.88%	6.589	350	63.10	727
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
ARM	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
10/1 MO Hybrid Arm IO	9	7,432,677.50	0.51%	6.255	358	64.72	740
10/1 YR Hybrid Arm	57	37,292,298.98	2.57%	6.522	358	72.63	746
10/1 YR Hybrid Arm IO	430	434,516,332.48	29.96%	6.488	358	71.85	750
10/6 MO Hybrid Arm	3	3,135,000.00	0.22%	6.401	360	71.24	732
10/6 MO Hybrid Arm IO	34	40,415,954.00	2.79%	6.409	359	73.59	751
3/1 YR Hybrid Arm	3	956,929.17	0.07%	6.262	336	75.99	782
3/1 YR Hybrid Arm IO	6	4,876,234.23	0.34%	6.551	328	57.28	763
3/6 MO Hybrid Arm IO	1	134,999.89	0.01%	7.250	296	50.00	808
5/1 MO Hybrid Arm IO	15	16,285,435.00	1.12%	6.135	359	57.82	739
5/1 YR Hybrid Arm	19	12,275,794.86	0.85%	6.465	353	72.55	745
5/1 YR Hybrid Arm IO	332	298,436,114.07	20.58%	6.457	355	71.01	749
5/6 MO Hybrid Arm IO	19	19,775,400.00	1.36%	6.609	360	73.90	747
7/1 YR Hybrid Arm	41	30,668,095.67	2.11%	6.506	356	67.22	745
7/1 YR Hybrid Arm IO	520	488,269,897.73	33.67%	6.488	357	70.90	750
7/6 MO Hybrid Arm IO	45	53,523,273.42	3.69%	6.499	358	75.50	764
Reg Arm IO	2	2,307,100.00	0.16%	6.788	343	60.51	736
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Interest Only	1,413	1,365,973,418.32	94.19%	6.477	357	71.27	750
Not Interest Only	123	84,328,118.68	5.81%	6.500	356	70.64	745
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
No Prepay Penalty	1,411	1,296,807,424.22	89.42%	6.469	357	71.65	751
Prepay Penalty: 3 months	1	1,444,000.00	0.10%	6.750	359	80.00	711
Prepay Penalty: 6 months	2	5,240,000.00	0.36%	6.589	358	72.37	738
Prepay Penalty: 7 months	6	11,406,666.50	0.79%	6.458	359	72.19	763
Prepay Penalty: 12 months	59	92,102,365.17	6.35%	6.666	357	66.58	740
Prepay Penalty: 24 months	9	4,278,670.00	0.30%	6.450	358	68.94	767
Prepay Penalty: 36 months	32	26,844,180.72	1.85%	6.366	354	68.68	748
Prepay Penalty: 48 months	4	1,634,000.00	0.11%	5.858	358	42.93	768
Prepay Penalty: 60 months	12	10,544,230.39	0.73%	6.256	358	69.73	720
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remainin Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
First Lien	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Alternative Documentation	9	4,777,982.20	0.33%	6.536	358	70.02	747
Full Documentation	1,301	1,197,835,794.98	82.59%	6.426	357	71.94	749
No Ratio Documentation	15	10,924,861.94	0.75%	6.680	349	59.33	733
Stated Documentation	207	235,511,799.72	16.24%	6.734	358	68.26	754
Streamline Cash Out	4	1,251,098.16	0.09%	6.306	354	66.32	755
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Cash Out Refinance	435	421,141,411.44	29.04%	6.486	357	66.99	746
Purchase	876	807,674,834.21	55.69%	6.473	357	75.05	755
Rate/Term Refinance	225	221,485,291.35	15.27%	6.481	355	65.39	736
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Condominium	303	240,728,045.40	16.60%	6.492	357	72.27	752
Condotel	35	36,087,702.89	2.49%	6.629	359	82.16	757
Cooperative	54	39,827,221.22	2.75%	6.413	358	70.05	751
PUD Attached	29	17,376,760.39	1.20%	6.480	358	69.42	749
PUD Detached	259	262,229,450.73	18.08%	6.467	356	69.87	748
Single Family Detached	746	773,023,031.95	53.30%	6.475	357	70.65	748
Townhouse	7	4,434,873.16	0.31%	6.538	359	70.93	757
Two-Four Family	103	76,594,451.26	5.28%	6.466	358	74.48	756
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Investor	387	175,658,554.63	12.11%	6.651	357	69.80	755
Primary	861	969,910,583.76	66.88%	6.459	357	71.31	747
Second Home	288	304,732,398.61	21.01%	6.440	358	71.83	754
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Alabama	8	2,370,200.00	0.16%	6.228	346	76.16	732
Arizona	69	54,765,927.46	3.78%	6.485	358	75.12	763
Arkansas	1	74,800.00	0.01%	6.375	359	78.74	768
California	345	409,082,422.22	28.21%	6.487	358	70.72	752
Colorado	133	136,193,541.71	9.39%	6.438	356	68.79	746
Connecticut	44	77,540,513.88	5.35%	6.430	359	67.39	746
Delaware	2	663,104.87	0.05%	6.389	351	67.78	726
District of Columbia	8	10,969,604.46	0.76%	6.548	359	76.07	767
Florida	142	103,017,740.90	7.10%	6.508	356	73.17	745
Georgia	52	33,855,437.15	2.33%	6.486	346	68.69	754
Hawaii	8	7,097,172.98	0.49%	6.598	359	67.83	746
Idaho	8	8,448,752.34	0.58%	6.251	356	73.04	750
Illinois	41	32,521,693.21	2.24%	6.348	358	71.76	759
Indiana	2	728,211.53	0.05%	7.160	311	76.07	765
Iowa	2	726,263.00	0.05%	6.551	356	91.36	803
Maine	1	235,000.00	0.02%	7.000	359	62.17	767
Maryland	26	17,884,675.66	1.23%	6.489	358	75.60	747
Massachusetts	15	13,641,038.90	0.94%	6.343	358	75.04	745
Michigan	6	3,753,453.75	0.26%	6.459	354	67.89	745
Minnesota	26	15,751,393.03	1.09%	6.386	358	76.80	756
Mississippi	2	904,000.00	0.06%	6.183	357	80.00	765
Missouri	9	10,626,535.94	0.73%	6.709	358	77.94	739
Montana	12	15,538,908.00	1.07%	6.401	359	72.30	745
Nebraska	1	92,000.00	0.01%	6.375	359	80.00	788
Nevada	25	15,699,894.28	1.08%	6.572	358	75.65	729
New Hampshire	2	723,025.88	0.05%	6.645	360	74.07	726
New Jersey	40	44,901,597.21	3.10%	6.361	356	70.62	749
New Mexico	28	13,267,395.03	0.91%	6.500	353	67.99	756
New York	179	210,269,223.45	14.50%	6.559	357	71.00	745
North Carolina	36	22,027,076.06	1.52%	6.438	358	75.27	744
Ohio	3	1,509,541.81	0.10%	6.207	353	96.91	767
Oregon	11	5,155,552.98	0.36%	6.676	357	75.97	765
Pennsylvania	26	16,638,536.34	1.15%	6.362	354	74.05	741
Rhode Island	1	645,000.00	0.04%	6.375	359	79.88	811
South Carolina	50	35,712,954.53	2.46%	6.435	357	67.68	737
Tennessee	4	1,984,920.00	0.14%	6.292	357	78.33	719
Texas	19	15,459,911.66	1.07%	6.480	356	73.12	744
Utah	29	26,159,500.64	1.80%	6.383	357	73.20	757
Vermont	6	4,252,359.98	0.29%	6.484	354	63.28	757
Virginia	38	29,325,062.64	2.02%	6.532	356	68.83	771
Washington	48	35,322,375.22	2.44%	6.498	358	75.78	755
Wisconsin	23	11,568,074.07	0.80%	6.422	358	66.73	761
Wyoming	5	3,197,144.23	0.22%	6.368	358	71.70	772
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.000 - 1.499	4	1,969,400.00	0.14%	6.133	357	81.37	691
1.500 - 1.999	1,465	1,369,919,344.14	94.46%	6.474	357	71.31	749
2.000 - 2.499	41	56,046,653.67	3.86%	6.540	358	70.26	765
2.500 - 2.999	26	22,366,139.19	1.54%	6.601	353	68.43	748
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.000 - 1.499	4	1,969,400.00	0.14%	6.133	357	81.37	691
1.500 - 1.999	1,464	1,369,467,993.21	94.43%	6.474	357	71.31	749
2.000 - 2.499	42	56,498,004.60	3.90%	6.548	358	70.31	766
2.500 - 2.999	26	22,366,139.19	1.54%	6.601	353	68.43	748
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
10.000 -10.499	1	445,378.00	0.03%	5.375	357	80.00	811
10.500 -10.999	56	55,843,432.35	3.85%	5.873	355	70.09	755
11.000 -11.499	676	636,332,251.04	43.88%	6.254	355	71.98	752
11.500 -11.999	709	662,408,001.96	45.67%	6.654	358	71.11	749
12.000 -12.499	87	81,592,973.65	5.63%	7.030	359	68.33	731
12.500 -12.999	7	13,679,500.00	0.94%	7.601	359	64.76	738
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	25	25,265,212.50	1.74%	6.193	358	60.18	737
1.000	1	760,000.00	0.05%	7.375	312	54.87	801
2.000	1	417,000.00	0.03%	6.000	358	71.90	663
4.000	7	4,161,819.08	0.29%	6.652	337	55.95	776
5.000	1,502	1,419,697,505.42	97.89%	6.482	357	71.49	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	25	25,265,212.50	1.74%	6.193	358	60.18	737
1.000	103	117,744,627.31	8.12%	6.490	358	74.30	756
2.000	1,407	1,306,976,697.19	90.12%	6.482	357	71.17	749
2.500	1	315,000.00	0.02%	6.500	359	78.75	703
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
09/01/07	2	1,835,043.72	0.13%	6.441	349	62.13	720
10/01/07	2	764,999.87	0.05%	6.426	291	70.59	749
11/01/07	2	668,489.98	0.05%	6.158	293	78.35	764
01/01/08	2	1,999,895.83	0.14%	7.063	293	52.10	762
02/01/08	2	1,035,050.00	0.07%	6.943	307	54.21	791
03/01/08	3	848,794.20	0.06%	6.195	299	71.09	744
04/01/08	4	1,143,185.94	0.08%	6.130	302	78.54	730
05/01/08	3	1,267,522.48	0.09%	6.647	301	77.74	769
06/01/08	2	1,176,963.92	0.08%	6.197	317	65.46	735
07/01/08	1	104,809.53	0.01%	6.375	299	80.00	696
11/01/08	1	739,776.48	0.05%	6.125	315	61.68	729
12/01/08	1	690,000.00	0.05%	6.250	316	60.00	780
04/01/09	1	197,712.11	0.01%	6.125	320	74.59	723
05/01/09	10	5,212,365.39	0.36%	6.147	319	66.93	765
06/01/09	20	7,052,641.59	0.49%	6.177	322	80.13	746
07/01/09	8	3,125,514.93	0.22%	6.143	321	73.33	758
08/01/09	1	745,000.00	0.05%	6.125	324	41.39	772
09/01/09	3	862,765.01	0.06%	6.341	318	72.55	749
11/01/09	1	300,680.00	0.02%	6.250	303	72.46	776
01/01/10	1	637,865.83	0.04%	6.250	305	63.80	658
02/01/10	1	5,000,000.00	0.34%	6.125	330	26.32	641
06/01/10	2	1,717,819.19	0.12%	6.311	316	66.39	782
07/01/10	4	1,177,495.88	0.08%	6.256	333	77.72	743
08/01/10	1	2,000,000.00	0.14%	6.375	360	37.74	783
10/01/10	1	2,050,000.00	0.14%	6.125	338	62.86	775
03/01/11	1	282,000.00	0.02%	6.750	319	66.35	804
04/01/11	4	6,020,344.38	0.42%	6.571	341	57.30	724
05/01/11	8	1,582,381.84	0.11%	6.208	321	66.70	766
06/01/11	22	8,449,652.37	0.58%	6.225	325	75.35	754
07/01/11	4	4,090,129.76	0.28%	6.370	343	68.01	695
08/01/11	1	278,890.41	0.02%	6.250	324	95.00	726
09/01/11	1	515,854.87	0.04%	6.250	349	80.00	716
11/01/11	3	1,331,100.00	0.09%	6.181	338	59.59	776
12/01/11	1	250,000.00	0.02%	6.125	352	62.00	795
02/01/12	1	211,684.09	0.01%	5.875	294	80.00	793
04/01/12	4	5,060,000.00	0.35%	6.364	356	74.15	759
05/01/12	30	26,987,268.06	1.86%	6.053	357	70.81	749
06/01/12	59	45,491,803.85	3.14%	6.301	358	72.40	756
07/01/12	145	134,067,227.51	9.24%	6.520	359	71.55	753
08/01/12	79	93,792,658.00	6.47%	6.627	360	71.48	743
11/01/12	1	154,741.81	0.01%	6.625	303	93.71	703
12/01/12	2	2,257,537.27	0.16%	6.375	338	59.32	794
03/01/13	1	366,450.02	0.03%	6.750	307	75.00	591
06/01/13	1	999,999.92	0.07%	6.250	346	66.67	684
07/01/13	2	803,000.00	0.06%	6.328	347	69.60	745
08/01/13	1	788,927.50	0.05%	6.125	348	67.86	782
09/01/13	1	772,580.00	0.05%	6.625	349	79.85	765
12/01/13	1	100,000.00	0.01%	6.375	352	21.28	820
03/01/14	2	553,630.24	0.04%	6.530	341	76.90	791
04/01/14	7	3,757,227.47	0.26%	6.251	356	73.54	756
05/01/14	50	47,769,415.10	3.29%	6.428	357	74.20	742
Continued on the next page

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
06/01/14	258	250,702,738.69	17.29%	6.403	358	70.55	749
07/01/14	200	198,056,048.14	13.66%	6.560	359	72.70	757
08/01/14	46	53,357,000.00	3.68%	6.797	360	66.16	745
04/01/16	1	2,751,200.00	0.19%	6.375	344	68.78	624
06/01/16	1	2,078,400.00	0.14%	6.250	346	79.97	704
07/01/16	1	247,999.99	0.02%	6.375	347	80.00	755
08/01/16	2	884,000.00	0.06%	6.404	348	66.76	709
09/01/16	1	99,400.00	0.01%	6.875	349	68.55	769
11/01/16	1	2,792,940.73	0.19%	6.500	351	51.92	744
01/01/17	2	1,106,796.00	0.08%	6.159	353	69.67	741
03/01/17	3	2,429,910.06	0.17%	5.818	355	71.24	729
04/01/17	6	4,007,144.23	0.28%	6.164	356	69.27	728
05/01/17	62	49,608,018.43	3.42%	6.275	357	73.40	762
06/01/17	192	185,401,539.69	12.78%	6.385	358	72.04	747
07/01/17	191	195,098,559.69	13.45%	6.538	359	72.71	750
08/01/17	58	72,590,945.00	5.01%	6.768	360	69.21	753
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Indymac Bank, F.S.B	29	34,450,145.18	2.38%	6.241	357	74.03	767
Luxury Mortgage Corporation	27	52,927,000.00	3.65%	6.591	356	67.76	746
Manhattan Mortgage Company, Inc.	42	53,032,999.28	3.66%	6.490	359	69.96	736
Metrocities Mortgage Corp.	50	50,048,631.94	3.45%	6.475	358	68.55	745
Other	1,295	1,219,162,410.46	84.06%	6.483	357	71.54	750
Thornburg Mortgage Home Loans, Inc.	93	40,680,350.14	2.80%	6.357	346	69.25	746
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Colonial Savings, F.A.	11	13,025,860.55	0.90%	6.610	358	75.02	759
First Horizon Home Loans - Retained	4	5,603,500.00	0.39%	6.802	358	75.78	698
First Republic Bank	25	24,718,112.50	1.70%	6.226	356	60.46	740
Mellon Trust of New England, N.A.	1	300,000.00	0.02%	6.625	357	73.17	800
Thornburg Mortgage Home Loans, Inc.	1,495	1,406,654,063.95	96.99%	6.480	357	71.37	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	123	84,328,118.68	5.81%	6.500	356	70.64	745
36	1	284,250.00	0.02%	6.625	359	75.00	787
60	75	72,221,842.00	4.98%	6.541	359	73.10	754
84	120	130,987,011.21	9.03%	6.518	359	70.84	755
120	1,217	1,162,480,315.11	80.15%	6.468	357	71.21	749
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	123	84,328,118.68	5.81%	6.500	356	70.64	745
1- 60	88	76,949,861.32	5.31%	6.542	355	72.57	754
61-120	1,325	1,289,023,557.00	88.88%	6.473	357	71.20	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Correspondent	1,162	1,071,836,759.79	73.90%	6.429	357	71.72	752
Retail	93	40,680,350.14	2.80%	6.357	346	69.25	746
Wholesale	281	337,784,427.07	23.29%	6.648	359	69.95	744
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N	911	768,020,320.55	52.96%	6.422	357	73.35	754
Y	625	682,281,216.45	47.04%	6.541	357	68.86	745
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Times 30 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	1,527	1,438,153,885.04	99.16%	6.479	357	71.37	750
1	6	6,209,790.41	0.43%	6.500	349	75.66	725
2	1	571,411.53	0.04%	7.375	297	74.99	778
4	2	5,366,450.02	0.37%	6.168	328	29.64	638
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Times 60 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	1,535	1,449,935,086.98	99.97%	6.478	357	71.24	750
1	1	366,450.02	0.03%	6.750	307	75.00	591
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Times 90 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750
Total	1,536	1,450,301,537.00	100.00%	6.478	357	71.24	750

Group 1 Mortgage Loans
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$355,048,007	$83,200	$5,225,000
Average Scheduled Principal Balance	$894,327
Number of Mortgage Loans	397

Weighted Average Gross Coupon	6.454%	5.500%	7.875%
Non-Zero Weighted Average FICO Score	748	614	823
Weighted Average Original LTV	70.37%	7.75%	100.00%
Weighted Average Total Effective LTV	69.77%	7.75%	95.00%

Weighted Average Original Term	360 months	300 months	360 months
Weighted Average Stated Remaining Term	355 months	231 months	360 months
Weighted Average Seasoning	5 months	0 months	70 months

Weighted Average Gross Margin	1.903%	1.875%	2.500%
Weighted Average Minimum Interest Rate	1.903%	1.875%	2.500%
Weighted Average Maximum Interest Rate	11.454%	10.500%	12.875%
Non-Zero Weighted Average Initial Rate Cap	4.979%	1.000%	5.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.939%	1.000%	2.000%
Weighted Average Months to Roll	54 months	1 month	60 months
Non-Zero Weighted Average Prepay Term	19 months	3 months	60 months
Non-Zero Weighted Average Prepay Remaining Term	20 months	2 months	59 months

Maturity Date		Nov 1 2026	Aug 1 2037
Maximum Zip Code Concentration	2.41%	06840

ARM	100.00%	Cash Out Refinance	28.35%
		Purchase	50.94%
3/1 YR Hybrid Arm	0.27%	Rate/Term Refinance	20.71%
3/1 YR Hybrid Arm IO	1.37%
3/6 MO Hybrid Arm IO	0.04%	Condominium	16.61%
5/1 MO Hybrid Arm IO	4.59%	Condotel	1.04%
5/1 YR Hybrid Arm	3.46%	Cooperative	1.42%
5/1 YR Hybrid Arm IO	84.06%	PUD Attached	0.93%
5/6 MO Hybrid Arm IO	5.57%	PUD Detached	18.38%
Reg Arm IO	0.65%	Single Family Detached	57.78%
		Two-Four Family	3.83%
Interest Only	96.27%
Not Interest Only	3.73%	Investor	14.52%
		Primary	67.24%
No Prepay Penalty	87.45%	Second Home	18.24%
Prepay Penalty: 3 months	0.41%
Prepay Penalty: 7 months	1.22%	Top 5 States:
Prepay Penalty: 12 months	7.31%	California	26.24%
Prepay Penalty: 24 months	0.47%	New York	13.06%
Prepay Penalty: 36 months	2.01%	Colorado	9.00%
Prepay Penalty: 48 months	0.46%	Florida	7.23%
Prepay Penalty: 60 months	0.68%	Connecticut	6.83%

First Lien	100.00%	Top 10 Zips:
		06840	2.41%
Alternative Documentation	0.46%	10507	2.01%
Full Documentation	80.57%	22102	2.01%
No Ratio Documentation	1.05%	06831	1.66%
Stated Documentation	17.82%	85253	1.60%
Streamline Cash Out	0.09%	10011	1.50%
		81615	1.41%
		60045	1.32%
		29928	1.29%
		32548	1.25%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 - 100,000.00	4	357,400.00	0.10%	6.333	349	78.59	778
100,000.01 - 200,000.00	44	6,756,703.37	1.90%	6.503	341	73.10	748
200,000.01 - 300,000.00	46	11,453,099.55	3.23%	6.381	347	75.12	755
300,000.01 - 400,000.00	37	13,017,390.71	3.67%	6.471	349	72.85	742
400,000.01 - 500,000.00	41	18,913,894.90	5.33%	6.319	352	73.51	754
500,000.01 - 600,000.00	27	14,936,366.40	4.21%	6.478	353	78.48	752
600,000.01 - 700,000.00	23	14,989,122.42	4.22%	6.418	348	73.60	757
700,000.01 - 800,000.00	30	22,642,817.73	6.38%	6.383	355	71.79	755
800,000.01 - 900,000.00	12	10,447,295.79	2.94%	6.495	353	72.19	754
900,000.01 - 1,000,000.00	23	22,420,329.05	6.31%	6.430	348	69.18	756
1,000,000.01 - 2,000,000.00	76	112,512,847.30	31.69%	6.466	358	72.06	753
2,000,000.01 - 3,000,000.00	22	55,346,740.00	15.59%	6.499	359	71.59	735
3,000,000.01 - 4,000,000.00	4	14,635,000.00	4.12%	6.627	359	63.29	748
4,000,000.01 - 5,000,000.00	7	31,394,000.00	8.84%	6.376	354	56.44	740
5,000,000.01 and Greater	1	5,225,000.00	1.47%	6.625	344	55.00	714
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
5.500 - 5.999	20	17,714,692.00	4.99%	5.763	355	66.50	766
6.000 - 6.499	194	155,040,310.67	43.67%	6.215	351	70.00	750
6.500 - 6.999	156	157,216,893.13	44.28%	6.636	358	71.51	746
7.000 - 7.499	23	17,721,111.42	4.99%	7.134	355	70.53	740
7.500 - 7.999	4	7,355,000.00	2.07%	7.633	350	62.54	750
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
600-624	2	492,930.00	0.14%	6.260	332	73.09	616
625-649	3	7,722,500.00	2.18%	6.340	340	42.50	642
650-674	15	15,432,798.00	4.35%	6.496	359	69.52	665
675-699	40	32,548,783.16	9.17%	6.534	357	71.32	690
700-724	49	50,399,396.17	14.20%	6.624	355	65.69	712
725-749	62	56,862,925.91	16.02%	6.411	351	74.92	738
750-774	85	66,510,724.33	18.73%	6.376	356	71.31	764
775-799	104	95,777,720.40	26.98%	6.408	355	71.44	787
800-824	37	29,300,229.25	8.25%	6.498	356	70.59	807
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Effective LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	22	25,935,870.83	7.30%	6.362	350	39.22	719
50.00- 54.99	13	14,592,151.75	4.11%	6.201	350	51.78	760
55.00- 59.99	14	18,017,826.90	5.07%	6.594	352	56.61	733
60.00- 64.99	27	28,440,204.87	8.01%	6.482	352	62.30	742
65.00- 69.99	20	30,602,689.57	8.62%	6.570	357	67.61	765
70.00- 74.99	59	66,902,141.21	18.84%	6.501	355	71.99	754
75.00- 79.99	76	73,732,543.40	20.77%	6.474	356	77.37	742
80.00	157	93,440,698.17	26.32%	6.404	356	80.69	754
80.01- 84.99	2	1,254,050.00	0.35%	6.035	340	80.57	762
85.00- 89.99	4	1,114,296.76	0.31%	6.419	349	85.83	774
90.00- 94.99	2	797,389.36	0.22%	6.334	338	90.00	757
95.00- 99.99	1	218,144.40	0.06%	6.250	322	95.00	787
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	22	25,935,870.83	7.30%	6.362	350	39.22	719
50.00- 54.99	13	14,592,151.75	4.11%	6.201	350	51.78	760
55.00- 59.99	14	18,017,826.90	5.07%	6.594	352	56.61	733
60.00- 64.99	27	28,440,204.87	8.01%	6.482	352	62.30	742
65.00- 69.99	19	29,605,350.74	8.34%	6.580	359	66.92	767
70.00- 74.99	58	65,010,141.21	18.31%	6.494	355	71.18	754
75.00- 79.99	75	71,037,543.40	20.01%	6.459	356	76.51	743
80.00	154	90,230,698.17	25.41%	6.404	356	80.00	753
80.01- 84.99	2	1,254,050.00	0.35%	6.035	340	80.57	762
85.00- 89.99	5	2,111,635.59	0.59%	6.339	336	86.86	745
90.00- 94.99	2	797,389.36	0.22%	6.334	338	90.00	757
95.00- 99.99	1	218,144.40	0.06%	6.250	322	95.00	787
100.00	5	7,797,000.00	2.20%	6.646	359	100.00	760
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
EFF LTV <= 80	388	351,664,126.70	99.05%	6.456	355	70.22	748
EFF LTV > 80 MGIC	2	520,205.00	0.15%	6.523	347	86.78	781
EFF LTV > 80 No MI	1	1,079,920.00	0.30%	6.000	357	80.01	767
EFF LTV > 80 Radian	4	1,129,375.52	0.32%	6.297	333	90.46	757
EFF LTV > 80 Republic	2	654,380.00	0.18%	6.342	324	84.75	770
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
300	1	174,130.00	0.05%	6.250	231	84.05	731
348	1	661,674.17	0.19%	6.125	309	59.59	769
360	395	354,212,203.05	99.76%	6.455	355	70.38	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
181-240	1	174,130.00	0.05%	6.250	231	84.05	731
241-300	11	4,544,152.70	1.28%	6.707	294	63.47	760
301-360	385	350,329,724.52	98.67%	6.451	355	70.45	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining erm	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 -20.00	75	82,365,787.62	23.20%	6.309	356	67.29	751
20.01 -25.00	32	28,193,458.64	7.94%	6.570	353	76.38	744
25.01 -30.00	43	32,302,312.64	9.10%	6.623	357	71.78	754
30.01 -35.00	61	48,984,349.77	13.80%	6.412	353	73.27	754
35.01 -40.00	75	61,257,139.68	17.25%	6.467	355	70.51	748
40.01 -45.00	77	64,987,874.94	18.30%	6.516	356	72.48	756
45.01 -50.00	19	23,121,100.00	6.51%	6.548	355	71.42	728
50.01 -55.00	5	3,975,200.00	1.12%	6.376	359	69.60	741
55.01 -60.00	2	444,285.94	0.13%	6.508	329	68.31	719
60.01+	4	5,861,352.16	1.65%	6.167	334	32.33	659
None	4	3,555,145.83	1.00%	6.537	334	56.87	731
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
ARM	397	355,048,007.22	100.00%	6.454	355	70.37	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
3/1 YR Hybrid Arm	3	956,929.17	0.27%	6.262	336	75.99	782
3/1 YR Hybrid Arm IO	6	4,876,234.23	1.37%	6.551	328	57.28	763
3/6 MO Hybrid Arm IO	1	134,999.89	0.04%	7.250	296	50.00	808
5/1 MO Hybrid Arm IO	15	16,285,435.00	4.59%	6.135	359	57.82	739
5/1 YR Hybrid Arm	19	12,275,794.86	3.46%	6.465	353	72.55	745
5/1 YR Hybrid Arm IO	332	298,436,114.07	84.06%	6.457	355	71.01	749
5/6 MO Hybrid Arm IO	19	19,775,400.00	5.57%	6.609	360	73.90	747
Reg Arm IO	2	2,307,100.00	0.65%	6.788	343	60.51	736
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Interest Only	375	341,815,283.19	96.27%	6.454	355	70.27	748
Not Interest Only	22	13,232,724.03	3.73%	6.451	352	72.80	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
No Prepay Penalty	357	310,476,726.39	87.45%	6.440	355	70.80	749
Prepay Penalty: 3 months	1	1,444,000.00	0.41%	6.750	359	80.00	711
Prepay Penalty: 7 months	1	4,340,000.00	1.22%	6.500	360	70.00	786
Prepay Penalty: 12 months	17	25,944,845.83	7.31%	6.682	353	68.91	744
Prepay Penalty: 24 months	4	1,677,000.00	0.47%	6.583	358	60.00	728
Prepay Penalty: 36 months	9	7,125,435.00	2.01%	6.370	350	65.39	718
Prepay Penalty: 48 months	4	1,634,000.00	0.46%	5.858	358	42.93	768
Prepay Penalty: 60 months	4	2,406,000.00	0.68%	6.161	359	65.19	713
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
First Lien	397	355,048,007.22	100.00%	6.454	355	70.37	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Alternative Documentation	2	1,649,107.73	0.46%	6.477	359	75.73	720
Full Documentation	334	286,057,536.83	80.57%	6.389	354	70.59	747
No Ratio Documentation	5	3,744,145.83	1.05%	6.567	335	55.81	728
Stated Documentation	55	63,260,114.67	17.82%	6.740	359	70.19	758
Streamline Cash Out	1	337,102.16	0.09%	6.375	347	51.67	760
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Cash Out Refinance	115	100,659,659.35	28.35%	6.454	354	68.13	743
Purchase	210	180,844,268.03	50.94%	6.479	356	73.95	753
Rate/Term Refinance	72	73,544,079.84	20.71%	6.394	352	64.61	744
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Condominium	77	58,962,635.46	16.61%	6.366	356	75.54	754
Condotel	4	3,697,350.00	1.04%	6.808	359	73.15	751
Cooperative	6	5,058,000.00	1.42%	6.431	359	73.01	694
PUD Attached	6	3,304,535.00	0.93%	6.390	355	71.28	739
PUD Detached	76	65,268,955.15	18.38%	6.476	352	67.54	749
Single Family Detached	212	205,146,211.61	57.78%	6.469	355	69.27	748
Two-Four Family	16	13,610,320.00	3.83%	6.432	358	76.04	750
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Investor	108	51,539,030.26	14.52%	6.669	357	71.21	749
Primary	222	238,731,697.29	67.24%	6.427	354	70.15	745
Second Home	67	64,777,279.67	18.24%	6.382	356	70.50	760
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Alabama	4	1,128,200.00	0.32%	5.954	333	79.55	750
Arizona	17	14,558,300.00	4.10%	6.495	359	76.31	777
California	85	93,147,246.66	26.24%	6.501	357	70.75	753
Colorado	40	31,949,193.18	9.00%	6.327	350	65.16	735
Connecticut	12	24,250,248.41	6.83%	6.441	359	62.74	726
Delaware	1	515,854.87	0.15%	6.250	349	80.00	716
District of Columbia	3	1,940,200.00	0.55%	6.593	359	79.84	775
Florida	36	25,655,220.03	7.23%	6.419	352	73.15	743
Georgia	21	12,261,047.21	3.45%	6.388	331	66.32	770
Hawaii	4	3,153,620.00	0.89%	6.300	359	65.85	715
Idaho	2	1,650,000.00	0.46%	6.402	358	54.52	781
Illinois	12	8,730,000.00	2.46%	6.218	355	72.38	783
Indiana	2	728,211.53	0.21%	7.160	311	76.07	765
Maine	1	235,000.00	0.07%	7.000	359	62.17	767
Maryland	6	4,539,027.73	1.28%	6.533	359	75.82	724
Massachusetts	5	4,490,938.90	1.26%	6.468	356	76.54	734
Michigan	1	396,800.00	0.11%	6.125	322	80.00	765
Minnesota	5	1,500,302.00	0.42%	6.598	359	80.00	743
Mississippi	1	800,000.00	0.23%	6.125	358	80.00	772
Missouri	2	826,785.94	0.23%	6.435	343	77.98	737
Montana	2	691,600.00	0.19%	6.457	360	80.00	778
Nevada	9	3,582,740.00	1.01%	6.589	356	72.75	731
New Hampshire	1	500,000.00	0.14%	6.375	360	71.43	693
New Jersey	8	9,871,400.00	2.78%	6.249	359	71.44	764
New Mexico	7	3,871,011.17	1.09%	6.551	358	64.72	763
New York	31	46,373,009.71	13.06%	6.534	356	71.64	731
North Carolina	9	2,773,574.21	0.78%	6.366	354	76.93	723
Ohio	1	1,170,000.00	0.33%	6.125	359	100.00	787
Oregon	3	1,109,600.00	0.31%	6.854	359	79.95	738
Pennsylvania	3	2,089,076.07	0.59%	6.194	325	56.46	745
South Carolina	14	10,467,079.53	2.95%	6.582	358	72.26	747
Tennessee	2	527,920.00	0.15%	6.330	358	80.00	765
Texas	6	4,047,333.76	1.14%	6.401	353	67.31	765
Utah	10	8,433,379.20	2.38%	6.467	357	70.60	773
Vermont	1	494,359.98	0.14%	6.125	315	76.34	776
Virginia	12	11,757,349.53	3.31%	6.488	354	66.70	773
Washington	10	10,129,627.60	2.85%	6.485	357	74.26	744
Wisconsin	5	2,470,750.00	0.70%	6.355	358	71.44	728
Wyoming	3	2,232,000.00	0.63%	6.474	359	68.11	773
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.500 - 1.999	381	334,101,546.30	94.10%	6.436	355	70.47	747
2.000 - 2.499	7	12,197,349.73	3.44%	6.797	356	69.08	792
2.500 - 2.999	9	8,749,111.19	2.46%	6.669	345	68.29	750
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.500 - 1.999	380	333,450,195.37	93.92%	6.437	355	70.45	746
2.000 - 2.499	8	12,848,700.66	3.62%	6.756	357	69.63	793
2.500 - 2.999	9	8,749,111.19	2.46%	6.669	345	68.29	750
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
10.500 -10.999	23	19,421,103.42	5.47%	5.911	350	66.92	765
11.000 -11.499	193	151,766,310.67	42.75%	6.225	351	70.17	750
11.500 -11.999	156	157,216,893.13	44.28%	6.636	358	71.51	746
12.000 -12.499	22	20,288,700.00	5.71%	6.902	359	69.21	737
12.500 -12.999	3	6,355,000.00	1.79%	7.654	359	61.07	751
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	16	17,832,535.00	5.02%	6.167	358	58.29	736
1.000	1	760,000.00	0.21%	7.375	312	54.87	801
4.000	7	4,161,819.08	1.17%	6.652	337	55.95	776
5.000	373	332,293,653.14	93.59%	6.465	355	71.23	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	16	17,832,535.00	5.02%	6.167	358	58.29	736
1.000	21	20,670,399.89	5.82%	6.641	357	73.04	749
2.000	360	316,545,072.33	89.16%	6.458	354	70.87	749
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
09/01/07	2	1,835,043.72	0.52%	6.441	349	62.13	720
10/01/07	2	764,999.87	0.22%	6.426	291	70.59	749
11/01/07	2	668,489.98	0.19%	6.158	293	78.35	764
01/01/08	2	1,999,895.83	0.56%	7.063	293	52.10	762
02/01/08	2	1,035,050.00	0.29%	6.943	307	54.21	791
03/01/08	2	548,794.20	0.15%	6.165	307	69.45	750
04/01/08	4	1,143,185.94	0.32%	6.130	302	78.54	730
05/01/08	3	1,267,522.48	0.36%	6.647	301	77.74	769
06/01/08	2	1,176,963.92	0.33%	6.197	317	65.46	735
07/01/08	1	104,809.53	0.03%	6.375	299	80.00	696
11/01/08	1	739,776.48	0.21%	6.125	315	61.68	729
12/01/08	1	690,000.00	0.19%	6.250	316	60.00	780
04/01/09	1	197,712.11	0.06%	6.125	320	74.59	723
05/01/09	10	5,212,365.39	1.47%	6.147	319	66.93	765
06/01/09	20	7,052,641.59	1.99%	6.177	322	80.13	746
07/01/09	7	2,856,340.00	0.80%	6.145	323	73.95	761
08/01/09	1	745,000.00	0.21%	6.125	324	41.39	772
09/01/09	2	598,054.94	0.17%	6.382	325	71.55	745
02/01/10	1	5,000,000.00	1.41%	6.125	330	26.32	641
06/01/10	1	209,819.19	0.06%	6.750	358	76.36	778
07/01/10	2	537,000.00	0.15%	6.390	359	75.00	791
08/01/10	1	2,000,000.00	0.56%	6.375	360	37.74	783
10/01/10	1	2,050,000.00	0.58%	6.125	338	62.86	775
04/01/11	1	5,225,000.00	1.47%	6.625	344	55.00	714
06/01/11	1	1,200,000.00	0.34%	6.125	346	74.50	755
07/01/11	3	3,425,129.76	0.96%	6.369	347	67.63	700
09/01/11	1	515,854.87	0.15%	6.250	349	80.00	716
11/01/11	2	599,600.00	0.17%	6.250	351	92.01	761
12/01/11	1	250,000.00	0.07%	6.125	352	62.00	795
04/01/12	4	5,060,000.00	1.43%	6.364	356	74.15	759
05/01/12	30	26,987,268.06	7.60%	6.053	357	70.81	749
06/01/12	59	45,491,803.85	12.81%	6.301	358	72.40	756
07/01/12	145	134,067,227.51	37.76%	6.520	359	71.55	753
08/01/12	79	93,792,658.00	26.42%	6.627	360	71.48	743
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Indymac Bank, F.S.B	1	1,132,500.00	0.32%	6.500	359	75.00	749
Luxury Mortgage Corporation	3	10,169,000.00	2.86%	6.944	351	61.44	741
Manhattan Mortgage Company, Inc.	12	20,140,490.00	5.67%	6.435	359	68.79	728
Metrocities Mortgage Corp.	5	4,279,464.94	1.21%	6.333	356	70.18	762
Other	331	298,360,760.12	84.03%	6.447	355	71.00	749
Thornburg Mortgage Home Loans, Inc.	45	20,965,792.16	5.91%	6.359	343	66.95	762
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Colonial Savings, F.A.	2	2,182,000.00	0.61%	6.649	359	71.06	765
First Horizon Home Loans - Retained	1	296,000.00	0.08%	7.000	359	80.00	779
First Republic Bank	16	17,285,435.00	4.87%	6.214	355	58.63	739
Thornburg Mortgage Home Loans, Inc.	378	335,284,572.22	94.43%	6.465	355	70.96	749
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	22	13,232,724.03	3.73%	6.451	352	72.80	748
36	1	284,250.00	0.08%	6.625	359	75.00	787
60	75	72,221,842.00	20.34%	6.541	359	73.10	754
120	299	269,309,191.19	75.85%	6.431	353	69.51	747
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	22	13,232,724.03	3.73%	6.451	352	72.80	748
1- 60	86	76,438,177.23	21.53%	6.545	356	72.54	754
61-120	289	265,377,105.96	74.74%	6.428	354	69.62	747
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Correspondent	274	234,684,347.06	66.10%	6.397	354	70.07	752
Retail	45	20,965,792.16	5.91%	6.359	343	66.95	762
Wholesale	78	99,397,868.00	28.00%	6.608	360	71.78	738
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N	253	193,058,486.68	54.38%	6.380	354	72.86	752
Y	144	161,989,520.54	45.62%	6.542	355	67.40	744
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Times 30 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	395	349,476,595.69	98.43%	6.457	355	70.99	750
2	1	571,411.53	0.16%	7.375	297	74.99	778
4	1	5,000,000.00	1.41%	6.125	330	26.32	641
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Times 60 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	397	355,048,007.22	100.00%	6.454	355	70.37	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Times 90 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	397	355,048,007.22	100.00%	6.454	355	70.37	748
Total	397	355,048,007.22	100.00%	6.454	355	70.37	748

Group 2 Mortgage Loans
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$572,461,267	$74,800	$8,250,000
Average Scheduled Principal Balance	$944,656
Number of Mortgage Loans	606

Weighted Average Gross Coupon	6.490%	5.500%	7.875%
Non-Zero Weighted Average FICO Score	751	596	829
Weighted Average Original LTV	71.14%	10.14%	100.00%
Weighted Average Total Effective LTV	70.75%	10.14%	95.00%

Weighted Average Original Term	360 months	349 months	360 months
Weighted Average Stated Remaining Term	357 months	283 months	360 months
Weighted Average Seasoning	3 months	0 months	77 months

Weighted Average Gross Margin	1.905%	1.000%	2.750%
Weighted Average Minimum Interest Rate	1.905%	1.000%	2.750%
Weighted Average Maximum Interest Rate	11.491%	10.500%	12.875%
Non-Zero Weighted Average Initial Rate Cap	4.998%	2.000%	5.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.907%	1.000%	2.500%
Weighted Average Months to Roll	81 months	7 months	84 months
Non-Zero Weighted Average Prepay Term	17 months	7 months	36 months
Non-Zero Weighted Average Prepay Remaining Term	15 months	5 months	35 months

Maturity Date		Mar 1 2031	Aug 1 2037
Maximum Zip Code Concentration	1.45%	06870

ARM	100.00%	Condominium	15.31%
		Condotel	3.17%
7/1 YR Hybrid Arm	5.36%	Cooperative	2.94%
7/1 YR Hybrid Arm IO	85.29%	PUD Attached	0.96%
7/6 MO Hybrid Arm IO	9.35%	PUD Detached	16.83%
		Single Family Detached	53.93%
Interest Only	94.64%	Townhouse	0.29%
Not Interest Only	5.36%	Two-Four Family	6.56%

No Prepay Penalty	90.86%	Investor	12.47%
Prepay Penalty: 7 months	0.22%	Primary	69.68%
Prepay Penalty: 12 months	6.91%	Second Home	17.85%
Prepay Penalty: 24 months	0.26%
Prepay Penalty: 36 months	1.75%	Top 5 States:
		California	32.07%
First Lien	100.00%	New York	14.26%
		Florida	8.15%
Alternative Documentation	0.20%	Colorado	7.79%
Full Documentation	78.16%	Connecticut	6.86%
No Ratio Documentation	0.92%
Stated Documentation	20.66%	Top 10 Zips:
Streamline Cash Out	0.07%	06870	1.45%
		06830	1.44%
Cash Out Refinance	29.85%	92663	1.44%
Purchase	57.34%	94117	1.27%
Rate/Term Refinance	12.81%	10023	1.20%
		10011	1.20%
		90272	1.04%
		90265	1.03%
		27927	0.97%
		92118	0.96%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 - 100,000.00	8	700,137.00	0.12%	6.423	342	66.24	758
100,000.01 - 200,000.00	49	8,064,286.09	1.41%	6.462	351	71.72	763
200,000.01 - 300,000.00	67	16,860,728.95	2.95%	6.554	349	76.32	756
300,000.01 - 400,000.00	41	14,241,480.40	2.49%	6.555	355	73.00	753
400,000.01 - 500,000.00	46	21,223,597.74	3.71%	6.528	355	71.75	756
500,000.01 - 600,000.00	50	27,917,721.81	4.88%	6.455	355	73.48	749
600,000.01 - 700,000.00	52	33,877,099.62	5.92%	6.413	355	71.89	749
700,000.01 - 800,000.00	44	33,125,456.61	5.79%	6.542	357	72.14	749
800,000.01 - 900,000.00	16	13,736,902.38	2.40%	6.626	358	70.39	757
900,000.01 - 1,000,000.00	31	29,912,943.78	5.23%	6.620	358	71.13	743
1,000,000.01 - 2,000,000.00	154	228,860,571.54	39.98%	6.470	358	72.03	750
2,000,000.01 - 3,000,000.00	34	84,288,340.90	14.72%	6.438	358	71.23	747
3,000,000.01 - 4,000,000.00	7	24,077,500.00	4.21%	6.494	358	65.51	768
4,000,000.01 - 5,000,000.00	5	21,424,500.00	3.74%	6.382	359	71.85	786
5,000,000.01 and Greater	2	14,150,000.00	2.47%	6.833	359	47.44	707
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
5.500 - 5.999	19	24,491,333.33	4.28%	5.858	358	70.64	755
6.000 - 6.499	265	250,792,661.29	43.81%	6.263	356	71.69	753
6.500 - 6.999	283	254,945,279.66	44.53%	6.661	358	71.29	752
7.000 - 7.499	36	38,907,492.54	6.80%	7.142	359	66.92	732
7.500 - 7.999	3	3,324,500.00	0.58%	7.624	359	70.85	712
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
575-599	1	280,000.00	0.05%	7.375	360	93.33	596
600-624	2	1,816,000.00	0.32%	6.490	358	80.00	615
625-649	3	2,327,467.73	0.41%	6.533	351	75.35	646
650-674	17	10,361,809.31	1.81%	6.426	352	69.00	665
675-699	51	58,081,936.16	10.15%	6.599	358	68.32	690
700-724	87	93,335,203.56	16.30%	6.557	358	69.40	712
725-749	93	82,630,105.32	14.43%	6.466	357	73.94	736
750-774	121	117,802,596.77	20.58%	6.489	357	71.52	763
775-799	172	159,359,563.31	27.84%	6.426	357	69.95	787
800-824	57	44,501,885.67	7.77%	6.489	357	75.99	809
825-849	1	1,640,000.00	0.29%	6.625	359	80.00	829
None	1	324,698.99	0.06%	6.375	359	68.42	0
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Effective LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	39	33,594,483.08	5.87%	6.588	357	36.61	743
50.00- 54.99	20	16,844,200.00	2.94%	6.559	358	51.57	762
55.00- 59.99	20	36,153,440.41	6.32%	6.687	358	56.53	739
60.00- 64.99	26	29,305,173.83	5.12%	6.501	356	62.39	742
65.00- 69.99	47	51,746,017.18	9.04%	6.351	355	67.20	756
70.00- 74.99	86	101,704,892.15	17.77%	6.480	357	72.53	758
75.00- 79.99	125	131,613,006.94	22.99%	6.485	358	76.46	747
80.00	231	166,538,175.74	29.09%	6.468	357	80.38	753
85.00- 89.99	2	1,256,100.00	0.22%	6.971	350	88.84	733
90.00- 94.99	7	2,909,269.32	0.51%	6.592	358	90.00	753
95.00- 99.99	3	796,508.17	0.14%	6.535	335	95.00	729
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	39	33,594,483.08	5.87%	6.588	357	36.61	743
50.00- 54.99	20	16,844,200.00	2.94%	6.559	358	51.57	762
55.00- 59.99	20	36,153,440.41	6.32%	6.687	358	56.53	739
60.00- 64.99	25	29,025,173.83	5.07%	6.493	356	62.10	743
65.00- 69.99	47	51,746,017.18	9.04%	6.351	355	67.20	756
70.00- 74.99	85	97,252,892.15	16.99%	6.467	357	71.27	756
75.00- 79.99	124	130,013,006.94	22.71%	6.491	358	76.36	747
80.00	229	163,284,567.74	28.52%	6.472	357	80.00	753
80.01- 84.99	1	1,600,000.00	0.28%	6.000	358	84.21	796
85.00- 89.99	2	1,256,100.00	0.22%	6.971	350	88.84	733
90.00- 94.99	8	3,189,269.32	0.56%	6.661	358	90.29	739
95.00- 99.99	4	2,950,116.17	0.52%	6.236	352	97.93	771
100.00	2	5,552,000.00	0.97%	6.700	359	100.00	792
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
EFF LTV <= 80	594	567,499,389.33	99.13%	6.489	357	70.97	751
EFF LTV > 80 GEMICO	1	256,367.76	0.04%	6.500	322	95.00	702
EFF LTV > 80 GENWORTH FINANCIAL	5	2,505,300.00	0.44%	6.861	354	89.42	731
EFF LTV > 80 MGIC	3	693,135.28	0.12%	6.696	358	91.88	771
EFF LTV > 80 Radian	2	1,174,390.41	0.21%	6.441	351	91.19	750
EFF LTV > 80 UNITED GUARANTY RESIDENTIAL	1	332,684.04	0.06%	6.250	359	90.00	800
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
349	1	960,000.00	0.17%	7.000	347	89.30	750
360	605	571,501,266.82	99.83%	6.489	357	71.11	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
241-300	2	569,174.93	0.10%	6.191	291	70.64	724
301-360	604	571,892,091.89	99.90%	6.491	357	71.14	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 -20.00	85	105,683,273.13	18.46%	6.420	357	68.61	758
20.01 -25.00	55	46,958,663.97	8.20%	6.559	356	73.60	750
25.01 -30.00	76	70,280,836.80	12.28%	6.479	357	74.58	763
30.01 -35.00	101	92,460,167.74	16.15%	6.539	358	70.90	747
35.01 -40.00	138	120,017,830.01	20.97%	6.551	357	69.27	747
40.01 -45.00	104	98,387,269.48	17.19%	6.433	358	72.24	748
45.01 -50.00	33	25,766,375.77	4.50%	6.454	356	74.52	748
50.01 -55.00	5	4,575,249.92	0.80%	6.272	356	75.29	691
55.01 -60.00	2	2,535,000.00	0.44%	6.327	359	68.97	767
None	7	5,796,600.00	1.01%	6.702	358	62.02	729
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
ARM	606	572,461,266.82	100.00%	6.490	357	71.14	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
7/1 YR Hybrid Arm	41	30,668,095.67	5.36%	6.506	356	67.22	745
7/1 YR Hybrid Arm IO	520	488,269,897.73	85.29%	6.488	357	70.90	750
7/6 MO Hybrid Arm IO	45	53,523,273.42	9.35%	6.499	358	75.50	764
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Interest Only	565	541,793,171.15	94.64%	6.489	357	71.36	751
Not Interest Only	41	30,668,095.67	5.36%	6.506	356	67.22	745
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
No Prepay Penalty	568	520,115,027.66	90.86%	6.485	357	71.66	752
Prepay Penalty: 7 months	1	1,278,750.00	0.22%	6.125	358	75.00	782
Prepay Penalty: 12 months	24	39,539,485.25	6.91%	6.626	359	63.70	737
Prepay Penalty: 24 months	4	1,481,750.00	0.26%	6.547	359	70.69	774
Prepay Penalty: 36 months	9	10,046,253.91	1.75%	6.260	355	72.95	759
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
First Lien	606	572,461,266.82	100.00%	6.490	357	71.14	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Alternative Documentation	4	1,147,607.01	0.20%	6.611	358	69.56	745
Full Documentation	494	447,429,549.43	78.16%	6.425	357	72.26	751
No Ratio Documentation	5	5,247,350.00	0.92%	6.726	358	60.54	729
Stated Documentation	102	118,248,760.38	20.66%	6.728	358	67.33	751
Streamline Cash Out	1	388,000.00	0.07%	6.250	359	80.00	775
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Cash Out Refinance	161	170,884,749.72	29.85%	6.508	357	66.22	746
Purchase	361	328,253,430.68	57.34%	6.478	357	75.57	757
Rate/Term Refinance	84	73,323,086.42	12.81%	6.505	356	62.73	734
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Condominium	115	87,660,147.43	15.31%	6.537	357	69.90	747
Condotel	19	18,136,633.24	3.17%	6.681	359	81.75	756
Cooperative	23	16,833,705.74	2.94%	6.348	358	66.45	746
PUD Attached	14	5,516,399.91	0.96%	6.399	357	79.09	760
PUD Detached	98	96,333,584.25	16.83%	6.515	357	70.66	751
Single Family Detached	287	308,754,460.95	53.93%	6.470	357	70.82	751
Townhouse	3	1,649,950.00	0.29%	6.580	359	59.76	738
Two-Four Family	47	37,576,385.30	6.56%	6.471	358	74.17	756
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Investor	157	71,393,079.09	12.47%	6.641	357	70.71	758
Primary	346	398,879,061.33	69.68%	6.478	357	71.02	748
Second Home	103	102,189,126.40	17.85%	6.432	358	71.87	756
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Arizona	29	20,690,284.87	3.61%	6.495	358	75.63	760
Arkansas	1	74,800.00	0.01%	6.375	359	78.74	768
California	148	183,582,442.26	32.07%	6.511	357	69.60	747
Colorado	43	44,601,629.06	7.79%	6.447	358	70.47	765
Connecticut	23	39,262,265.47	6.86%	6.379	358	69.58	754
Delaware	1	147,250.00	0.03%	6.875	358	24.96	762
District of Columbia	1	1,780,000.00	0.31%	6.875	359	80.00	818
Florida	72	46,681,955.79	8.15%	6.637	356	72.39	746
Georgia	15	5,497,361.43	0.96%	6.626	350	74.59	770
Hawaii	1	800,000.00	0.14%	6.875	359	80.00	698
Idaho	1	780,000.00	0.14%	6.250	359	65.00	782
Illinois	15	12,245,507.01	2.14%	6.422	359	72.26	741
Maryland	9	6,497,829.93	1.14%	6.352	356	76.14	739
Massachusetts	7	6,050,100.00	1.06%	6.394	359	78.66	760
Michigan	5	3,356,653.75	0.59%	6.499	358	66.46	743
Minnesota	10	4,936,191.03	0.86%	6.332	358	76.96	766
Missouri	1	1,375,000.00	0.24%	6.625	360	74.32	756
Montana	4	7,232,608.00	1.26%	6.220	359	81.13	775
Nebraska	1	92,000.00	0.02%	6.375	359	80.00	788
Nevada	8	4,861,550.00	0.85%	6.397	358	74.50	757
New Jersey	20	23,241,331.32	4.06%	6.426	354	72.41	756
New Mexico	10	3,438,341.83	0.60%	6.393	346	66.87	727
New York	69	81,617,798.50	14.26%	6.571	357	69.77	748
North Carolina	11	7,749,691.97	1.35%	6.358	358	77.77	718
Ohio	1	184,800.00	0.03%	6.375	359	80.00	697
Oregon	4	1,964,004.98	0.34%	6.699	354	76.00	775
Pennsylvania	10	6,836,388.16	1.19%	6.209	358	75.65	745
South Carolina	21	12,798,777.15	2.24%	6.331	354	71.21	736
Tennessee	2	1,457,000.00	0.25%	6.278	357	77.72	702
Texas	6	5,597,949.69	0.98%	6.504	355	74.17	745
Utah	7	4,633,311.44	0.81%	6.426	358	71.28	756
Vermont	2	1,510,000.00	0.26%	6.521	359	38.38	759
Virginia	14	7,336,292.32	1.28%	6.609	356	70.06	767
Washington	21	16,014,997.62	2.80%	6.468	358	76.23	768
Wisconsin	12	6,861,153.24	1.20%	6.382	358	61.98	767
Wyoming	1	674,000.00	0.12%	6.125	356	80.00	785
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.000 - 1.499	2	549,250.00	0.10%	6.469	359	76.18	726
1.500 - 1.999	573	534,515,166.82	93.37%	6.493	357	71.19	751
2.000 - 2.499	19	26,590,600.00	4.64%	6.415	358	69.89	752
2.500 - 2.999	12	10,806,250.00	1.89%	6.567	358	71.27	740
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.000 - 1.499	2	549,250.00	0.10%	6.469	359	76.18	726
1.500 - 1.999	573	534,715,166.82	93.41%	6.491	357	71.20	751
2.000 - 2.499	19	26,390,600.00	4.61%	6.443	358	69.75	753
2.500 - 2.999	12	10,806,250.00	1.89%	6.567	358	71.27	740
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
10.500 -10.999	20	24,627,333.33	4.30%	5.861	358	70.69	756
11.000 -11.499	264	250,652,911.29	43.79%	6.264	356	71.69	753
11.500 -11.999	282	254,532,029.66	44.46%	6.661	358	71.28	752
12.000 -12.499	37	39,324,492.54	6.87%	7.130	359	66.97	731
12.500 -12.999	3	3,324,500.00	0.58%	7.624	359	70.85	712
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
2.000	1	417,000.00	0.07%	6.000	358	71.90	663
5.000	605	572,044,266.82	99.93%	6.491	357	71.14	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.000	45	53,523,273.42	9.35%	6.499	358	75.50	764
2.000	560	518,622,993.40	90.60%	6.489	357	70.68	750
2.500	1	315,000.00	0.06%	6.500	359	78.75	703
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average O riginal LTV	Non-Zero Weighted Average FICO
03/01/08	1	300,000.00	0.05%	6.250	283	74.07	732
07/01/09	1	269,174.93	0.05%	6.125	299	66.82	716
09/01/09	1	264,710.07	0.05%	6.250	301	74.81	760
11/01/09	1	300,680.00	0.05%	6.250	303	72.46	776
01/01/10	1	637,865.83	0.11%	6.250	305	63.80	658
06/01/10	1	1,508,000.00	0.26%	6.250	310	65.00	782
07/01/10	2	640,495.88	0.11%	6.143	311	80.00	703
03/01/11	1	282,000.00	0.05%	6.750	319	66.35	804
04/01/11	3	795,344.38	0.14%	6.216	320	72.41	786
05/01/11	8	1,582,381.84	0.28%	6.208	321	66.70	766
06/01/11	21	7,249,652.37	1.27%	6.242	322	75.50	754
07/01/11	1	665,000.00	0.12%	6.375	323	70.00	671
08/01/11	1	278,890.41	0.05%	6.250	324	95.00	726
11/01/11	1	731,500.00	0.13%	6.125	327	33.02	789
12/01/12	1	2,152,674.67	0.38%	6.375	340	60.00	794
06/01/13	1	999,999.92	0.17%	6.250	346	66.67	684
07/01/13	2	803,000.00	0.14%	6.328	347	69.60	745
08/01/13	1	788,927.50	0.14%	6.125	348	67.86	782
09/01/13	1	772,580.00	0.13%	6.625	349	79.85	765
12/01/13	1	100,000.00	0.02%	6.375	352	21.28	820
03/01/14	1	343,772.34	0.06%	6.625	355	75.00	777
04/01/14	7	3,757,227.47	0.66%	6.251	356	73.54	756
05/01/14	49	47,341,544.39	8.27%	6.429	357	74.15	742
06/01/14	253	248,758,638.71	43.45%	6.403	358	70.49	749
07/01/14	199	197,780,206.11	34.55%	6.560	359	72.70	757
08/01/14	46	53,357,000.00	9.32%	6.797	360	66.16	745
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Indymac Bank, F.S.B	15	20,502,108.98	3.58%	6.298	357	72.62	774
Luxury Mortgage Corporation	18	33,203,000.00	5.80%	6.516	356	68.63	743
Manhattan Mortgage Company, Inc.	15	20,538,250.00	3.59%	6.525	359	69.79	721
Metrocities Mortgage Corp.	18	20,969,767.00	3.66%	6.484	358	69.44	743
Other	510	464,466,236.76	81.13%	6.500	357	71.39	753
Thornburg Mortgage Home Loans, Inc.	30	12,781,904.08	2.23%	6.333	346	70.99	722
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Colonial Savings, F.A.	6	6,883,800.00	1.20%	6.509	358	73.75	769
First Horizon Home Loans - Retained	3	5,307,500.00	0.93%	6.791	358	75.54	693
Thornburg Mortgage Home Loans, Inc.	597	560,269,966.82	97.87%	6.487	357	71.06	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	41	30,668,095.67	5.36%	6.506	356	67.22	745
84	119	130,200,011.21	22.74%	6.521	359	70.79	755
120	446	411,593,159.94	71.90%	6.479	357	71.54	750
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	41	30,668,095.67	5.36%	6.506	356	67.22	745
1- 60	1	300,000.00	0.05%	6.250	283	74.07	732
61-120	564	541,493,171.15	94.59%	6.490	357	71.36	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Correspondent	467	427,371,383.86	74.66%	6.448	357	72.17	753
Retail	30	12,781,904.08	2.23%	6.333	346	70.99	722
Wholesale	109	132,307,978.88	23.11%	6.641	359	67.82	747
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N	361	310,281,375.96	54.20%	6.419	357	72.99	754
Y	245	262,179,890.86	45.80%	6.575	357	68.94	748
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Times 30 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	603	570,580,376.41	99.67%	6.490	357	71.14	751
1	3	1,880,890.41	0.33%	6.508	340	71.29	763
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Times 60 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	606	572,461,266.82	100.00%	6.490	357	71.14	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Times 90 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	606	572,461,266.82	100.00%	6.490	357	71.14	751
Total	606	572,461,266.82	100.00%	6.490	357	71.14	751

Group 3 Mortgage Loans
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$522,792,263	$64,873	$6,000,000
Average Scheduled Principal Balance	$980,849
Number of Mortgage Loans	533

Weighted Average Gross Coupon	6.481%	5.375%	7.500%
Non-Zero Weighted Average FICO Score	749	591	820
Weighted Average Original LTV	71.94%	6.43%	100.00%
Weighted Average Total Effective LTV	71.38%	6.43%	95.00%

Weighted Average Original Term	360 months	351 months	360 months
Weighted Average Stated Remaining Term	358 months	294 months	360 months
Weighted Average Seasoning	2 months	0 months	66 months

Weighted Average Gross Margin	1.888%	1.000%	2.750%
Weighted Average Minimum Interest Rate	1.888%	1.000%	2.750%
Weighted Average Maximum Interest Rate	11.488%	10.375%	12.500%
Non-Zero Weighted Average Initial Rate Cap	5.000%	5.000%	5.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.915%	1.000%	2.000%
Weighted Average Months to Roll	118 months	54 months	120 months
Non-Zero Weighted Average Prepay Term	22 months	6 months	60 months
Non-Zero Weighted Average Prepay Remaining Term	21 months	4 months	60 months

Maturity Date		Feb 1 2032	Aug 1 2037
Maximum Zip Code Concentration	1.65%	81615

ARM	100.00%	Condominium	18.00%
		Condotel	2.73%
10/1 MO Hybrid Arm IO	1.42%	Cooperative	3.43%
10/1 YR Hybrid Arm	7.13%	PUD Attached	1.64%
10/1 YR Hybrid Arm IO	83.11%	PUD Detached	19.25%
10/6 MO Hybrid Arm	0.60%	Single Family Detached	49.57%
10/6 MO Hybrid Arm IO	7.73%	Townhouse	0.53%
		Two-Four Family	4.86%
Interest Only	92.27%
Not Interest Only	7.73%	Investor	10.09%
		Primary	63.56%
No Prepay Penalty	89.18%	Second Home	26.35%
Prepay Penalty: 6 months	1.00%
Prepay Penalty: 7 months	1.11%	Top 5 States:
Prepay Penalty: 12 months	5.09%	California	25.32%
Prepay Penalty: 24 months	0.21%	New York	15.74%
Prepay Penalty: 36 months	1.85%	Colorado	11.41%
Prepay Penalty: 60 months	1.56%	Florida	5.87%
		Arizona	3.73%
First Lien	100.00%
		Top 10 Zips:
Alternative Documentation	0.38%	81615	1.65%
Full Documentation	88.82%	10003	1.48%
No Ratio Documentation	0.37%	90049	1.48%
Stated Documentation	10.33%	92657	1.47%
Streamline Cash Out	0.10%	94110	1.42%
		84060	1.42%
Cash Out Refinance	28.61%	10017	1.22%
Purchase	57.11%	81620	1.21%
Rate/Term Refinance	14.27%	92118	1.20%
		06820	1.18%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 - 100,000.00	11	941,151.56	0.18%	6.560	354	63.97	765
100,000.01 - 200,000.00	38	5,882,812.32	1.13%	6.631	356	69.72	759
200,000.01 - 300,000.00	44	10,962,483.80	2.10%	6.576	354	69.58	766
300,000.01 - 400,000.00	32	10,881,182.11	2.08%	6.519	357	64.47	747
400,000.01 - 500,000.00	39	17,701,607.38	3.39%	6.536	358	71.12	765
500,000.01 - 600,000.00	49	27,093,073.38	5.18%	6.478	356	71.69	761
600,000.01 - 700,000.00	47	30,510,417.47	5.84%	6.486	359	74.86	756
700,000.01 - 800,000.00	28	21,318,172.59	4.08%	6.379	358	73.37	739
800,000.01 - 900,000.00	18	15,417,953.09	2.95%	6.416	358	73.50	742
900,000.01 - 1,000,000.00	27	26,454,390.00	5.06%	6.411	358	70.27	766
1,000,000.01 - 2,000,000.00	152	216,737,319.53	41.46%	6.464	359	73.63	746
2,000,000.01 - 3,000,000.00	33	79,708,815.73	15.25%	6.483	358	69.58	743
3,000,000.01 - 4,000,000.00	9	30,982,884.00	5.93%	6.658	359	72.13	746
4,000,000.01 - 5,000,000.00	5	22,200,000.00	4.25%	6.483	359	70.52	764
5,000,000.01 and Greater	1	6,000,000.00	1.15%	6.375	358	54.55	736
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
5.000 - 5.499	1	445,378.00	0.09%	5.375	357	80.00	811
5.500 - 5.999	13	11,794,995.60	2.26%	5.838	356	74.05	734
6.000 - 6.499	222	237,420,879.08	45.41%	6.260	358	73.17	753
6.500 - 6.999	272	250,979,229.17	48.01%	6.658	359	70.71	748
7.000 - 7.499	24	18,151,781.11	3.47%	7.137	359	72.60	729
7.500 - 7.999	1	4,000,000.00	0.77%	7.500	360	65.57	740
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
575-599	1	366,450.02	0.07%	6.750	307	75.00	591
600-624	2	3,605,721.85	0.69%	6.464	347	71.44	623
625-649	1	800,000.00	0.15%	5.875	358	76.19	642
650-674	19	18,096,256.24	3.46%	6.564	359	74.45	663
675-699	41	46,707,001.54	8.93%	6.598	358	73.45	690
700-724	69	74,986,841.71	14.34%	6.451	358	70.55	711
725-749	81	98,359,580.33	18.81%	6.508	358	70.00	737
750-774	99	93,314,755.23	17.85%	6.467	358	72.14	763
775-799	160	143,643,978.37	27.48%	6.464	358	73.02	787
800-824	59	42,773,177.67	8.18%	6.402	358	71.97	805
None	1	138,500.00	0.03%	7.000	359	73.47	0
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Effective LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	48	29,721,033.80	5.69%	6.535	358	39.08	761
50.00- 54.99	17	22,039,940.73	4.22%	6.490	358	52.50	742
55.00- 59.99	18	14,957,930.89	2.86%	6.386	358	57.20	742
60.00- 64.99	30	34,542,362.91	6.61%	6.493	358	63.77	743
65.00- 69.99	42	59,177,205.34	11.32%	6.601	358	67.11	740
70.00- 74.99	57	75,600,404.71	14.46%	6.486	359	74.57	751
75.00- 79.99	104	112,877,001.99	21.59%	6.458	358	76.55	757
80.00	209	170,180,427.78	32.55%	6.442	358	80.14	747
85.00- 89.99	1	680,000.00	0.13%	6.125	358	89.47	661
90.00- 94.99	5	2,315,804.81	0.44%	6.770	355	93.02	780
95.00- 99.99	2	700,150.00	0.13%	7.011	360	95.00	742
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01- 49.99	48	29,721,033.80	5.69%	6.535	358	39.08	761
50.00- 54.99	17	22,039,940.73	4.22%	6.490	358	52.50	742
55.00- 59.99	18	14,957,930.89	2.86%	6.386	358	57.20	742
60.00- 64.99	29	32,463,962.91	6.21%	6.508	358	62.73	746
65.00- 69.99	42	59,177,205.34	11.32%	6.601	358	67.11	740
70.00- 74.99	55	67,685,020.71	12.95%	6.527	359	71.59	748
75.00- 79.99	105	114,955,401.99	21.99%	6.454	358	76.61	756
80.00	206	168,505,650.07	32.23%	6.443	358	80.00	747
85.00- 89.99	1	680,000.00	0.13%	6.125	358	89.47	661
90.00- 94.99	6	3,315,804.81	0.63%	6.613	355	92.39	774
95.00- 99.99	2	700,150.00	0.13%	7.011	360	95.00	742
100.00	4	8,590,161.71	1.64%	6.172	358	100.00	777
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
EFF LTV <= 80	525	519,096,308.15	99.29%	6.479	358	71.79	749
EFF LTV > 80 GENWORTH FINANCIAL	2	871,200.00	0.17%	6.814	359	90.00	757
EFF LTV > 80 MGIC	1	663,000.00	0.13%	7.000	359	94.99	800
EFF LTV > 80 PMI	1	680,000.00	0.13%	6.125	358	89.47	661
EFF LTV > 80 Radian	1	320,150.00	0.06%	6.875	359	95.00	682
EFF LTV > 80 Republic	2	781,604.81	0.15%	6.525	346	94.73	787
EFF LTV > 80 Unknown	1	380,000.00	0.07%	7.125	360	95.00	792
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
351	1	299,861.58	0.06%	6.750	348	67.42	774
360	532	522,492,401.38	99.94%	6.481	358	71.94	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
241-300	1	211,684.09	0.04%	5.875	294	80.00	793
301-360	532	522,580,578.87	99.96%	6.481	358	71.93	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0.01 -20.00	75	100,185,485.89	19.16%	6.517	358	70.38	751
20.01 -25.00	44	45,940,786.76	8.79%	6.508	358	66.52	746
25.01 -30.00	71	67,047,076.03	12.82%	6.387	358	75.97	758
30.01 -35.00	74	75,363,799.45	14.42%	6.463	357	73.58	740
35.01 -40.00	125	106,157,634.62	20.31%	6.526	358	71.55	752
40.01 -45.00	101	90,200,972.39	17.25%	6.440	358	73.16	751
45.01 -50.00	24	25,069,401.48	4.80%	6.501	359	68.44	737
50.01 -55.00	8	5,019,494.23	0.96%	6.589	358	70.69	755
55.01 -60.00	3	3,794,096.00	0.73%	6.642	359	80.00	741
60.01+	1	660,000.00	0.13%	6.625	360	80.00	793
None	7	3,353,516.11	0.64%	6.448	352	71.56	720
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
ARM	533	522,792,262.96	100.00%	6.481	358	71.94	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
10/1 MO Hybrid Arm IO	9	7,432,677.50	1.42%	6.255	358	64.72	740
10/1 YR Hybrid Arm	57	37,292,298.98	7.13%	6.522	358	72.63	746
10/1 YR Hybrid Arm IO	430	434,516,332.48	83.11%	6.488	358	71.85	750
10/6 MO Hybrid Arm	3	3,135,000.00	0.60%	6.401	360	71.24	732
10/6 MO Hybrid Arm IO	34	40,415,954.00	7.73%	6.409	359	73.59	751
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Interest Only	473	482,364,963.98	92.27%	6.478	358	71.89	750
Not Interest Only	60	40,427,298.98	7.73%	6.512	358	72.52	744
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
No Prepay Penalty	486	466,215,670.17	89.18%	6.471	358	72.21	750
Prepay Penalty: 6 months	2	5,240,000.00	1.00%	6.589	358	72.37	738
Prepay Penalty: 7 months	4	5,787,916.50	1.11%	6.499	358	73.20	741
Prepay Penalty: 12 months	18	26,618,034.09	5.09%	6.711	359	68.58	740
Prepay Penalty: 24 months	1	1,119,920.00	0.21%	6.125	357	80.00	816
Prepay Penalty: 36 months	14	9,672,491.81	1.85%	6.473	358	66.68	760
Prepay Penalty: 60 months	8	8,138,230.39	1.56%	6.284	358	71.07	722
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
First Lien	533	522,792,262.96	100.00%	6.481	358	71.94	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Alternative Documentation	3	1,981,267.46	0.38%	6.543	358	65.54	772
Full Documentation	473	464,348,708.72	88.82%	6.449	358	72.46	748
No Ratio Documentation	5	1,933,366.11	0.37%	6.774	349	62.87	751
Stated Documentation	50	54,002,924.67	10.33%	6.741	358	68.03	757
Streamline Cash Out	2	525,996.00	0.10%	6.304	356	65.61	736
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Cash Out Refinance	159	149,597,002.37	28.61%	6.482	358	67.11	746
Purchase	305	298,577,135.50	57.11%	6.464	358	75.15	755
Rate/Term Refinance	69	74,618,125.09	14.27%	6.543	358	68.76	731
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Condominium	111	94,105,262.51	18.00%	6.529	358	72.42	756
Condotel	12	14,253,719.65	2.73%	6.517	359	85.03	759
Cooperative	25	17,935,515.48	3.43%	6.469	358	72.59	772
PUD Attached	9	8,555,825.48	1.64%	6.567	359	62.47	745
PUD Detached	85	100,626,911.33	19.25%	6.414	358	70.63	746
Single Family Detached	247	259,122,359.39	49.57%	6.485	358	71.54	745
Townhouse	4	2,784,923.16	0.53%	6.513	359	77.55	768
Two-Four Family	40	25,407,745.96	4.86%	6.476	358	74.11	759
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Investor	122	52,726,445.28	10.09%	6.647	358	67.18	758
Primary	293	332,299,825.14	63.56%	6.457	358	72.49	748
Second Home	118	137,765,992.54	26.35%	6.473	358	72.42	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Alabama	4	1,242,000.00	0.24%	6.477	357	73.08	716
Arizona	23	19,517,342.59	3.73%	6.466	358	73.70	757
California	112	132,352,733.30	25.32%	6.443	358	72.25	758
Colorado	50	59,642,719.47	11.41%	6.491	358	69.48	737
Connecticut	9	14,028,000.00	2.68%	6.555	359	69.32	761
District of Columbia	4	7,249,404.46	1.39%	6.456	359	74.10	752
Florida	34	30,680,565.08	5.87%	6.386	358	74.38	747
Georgia	16	16,097,028.51	3.08%	6.513	357	68.48	738
Hawaii	3	3,143,552.98	0.60%	6.826	359	66.72	789
Idaho	5	6,018,752.34	1.15%	6.210	354	79.16	738
Illinois	14	11,546,186.20	2.21%	6.370	358	70.76	760
Iowa	2	726,263.00	0.14%	6.551	356	91.36	803
Maryland	11	6,847,818.00	1.31%	6.591	359	74.95	770
Massachusetts	3	3,100,000.00	0.59%	6.065	357	65.78	731
Minnesota	11	9,314,900.00	1.78%	6.381	359	76.21	753
Mississippi	1	104,000.00	0.02%	6.625	348	80.00	710
Missouri	6	8,424,750.00	1.61%	6.750	359	78.53	737
Montana	6	7,614,700.00	1.46%	6.567	359	63.21	713
Nevada	8	7,255,604.28	1.39%	6.681	358	77.87	710
New Hampshire	1	223,025.88	0.04%	7.250	359	80.00	799
New Jersey	12	11,788,865.89	2.25%	6.327	357	66.41	723
New Mexico	11	5,958,042.03	1.14%	6.528	354	70.77	768
New York	79	82,278,415.24	15.74%	6.561	358	71.86	749
North Carolina	16	11,503,809.88	2.20%	6.508	359	73.19	766
Ohio	1	154,741.81	0.03%	6.625	303	93.71	703
Oregon	4	2,081,948.00	0.40%	6.560	358	73.81	769
Pennsylvania	13	7,713,072.11	1.48%	6.543	358	77.39	737
Rhode Island	1	645,000.00	0.12%	6.375	359	79.88	811
South Carolina	15	12,447,097.85	2.38%	6.418	358	60.20	729
Texas	7	5,814,628.21	1.11%	6.512	358	76.15	727
Utah	12	13,092,810.00	2.50%	6.314	357	75.55	747
Vermont	3	2,248,000.00	0.43%	6.538	359	77.14	752
Virginia	12	10,231,420.79	1.96%	6.528	357	70.41	771
Washington	17	9,177,750.00	1.76%	6.565	359	76.68	744
Wisconsin	6	2,236,170.83	0.43%	6.618	358	76.08	777
Wyoming	1	291,144.23	0.06%	6.125	356	80.00	740
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.000 - 1.499	2	1,420,150.00	0.27%	6.004	356	83.38	678
1.500 - 1.999	511	501,302,631.02	95.89%	6.479	358	71.99	749
2.000 - 2.499	15	17,258,703.94	3.30%	6.552	359	71.66	765
2.500 - 2.999	5	2,810,778.00	0.54%	6.515	359	57.92	773
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
1.000 - 1.499	2	1,420,150.00	0.27%	6.004	356	83.38	678
1.500 - 1.999	511	501,302,631.02	95.89%	6.479	358	71.99	749
2.000 - 2.499	15	17,258,703.94	3.30%	6.552	359	71.66	765
2.500 - 2.999	5	2,810,778.00	0.54%	6.515	359	57.92	773
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
10.000 -10.499	1	445,378.00	0.09%	5.375	357	80.00	811
10.500 -10.999	13	11,794,995.60	2.26%	5.838	356	74.05	734
11.000 -11.499	219	233,913,029.08	44.74%	6.263	358	73.46	753
11.500 -11.999	271	250,659,079.17	47.95%	6.657	359	70.68	748
12.000 -12.499	28	21,979,781.11	4.20%	6.970	359	69.95	726
12.500 -12.999	1	4,000,000.00	0.77%	7.500	360	65.57	740
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	9	7,432,677.50	1.42%	6.255	358	64.72	740
5.000	524	515,359,585.46	98.58%	6.484	358	72.04	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	9	7,432,677.50	1.42%	6.255	358	64.72	740
1.000	37	43,550,954.00	8.33%	6.408	359	73.42	750
2.000	487	471,808,631.46	90.25%	6.491	358	71.91	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
02/01/12	1	211,684.09	0.04%	5.875	294	80.00	793
11/01/12	1	154,741.81	0.03%	6.625	303	93.71	703
12/01/12	1	104,862.60	0.02%	6.375	304	45.45	784
03/01/13	1	366,450.02	0.07%	6.750	307	75.00	591
03/01/14	1	209,857.90	0.04%	6.375	319	80.00	813
05/01/14	1	427,870.71	0.08%	6.375	321	80.00	774
06/01/14	5	1,944,099.98	0.37%	6.440	322	78.23	746
07/01/14	1	275,842.03	0.05%	6.500	323	75.00	745
04/01/16	1	2,751,200.00	0.53%	6.375	344	68.78	624
06/01/16	1	2,078,400.00	0.40%	6.250	346	79.97	704
07/01/16	1	247,999.99	0.05%	6.375	347	80.00	755
08/01/16	2	884,000.00	0.17%	6.404	348	66.76	709
09/01/16	1	99,400.00	0.02%	6.875	349	68.55	769
11/01/16	1	2,792,940.73	0.53%	6.500	351	51.92	744
01/01/17	2	1,106,796.00	0.21%	6.159	353	69.67	741
03/01/17	3	2,429,910.06	0.46%	5.818	355	71.24	729
04/01/17	6	4,007,144.23	0.77%	6.164	356	69.27	728
05/01/17	62	49,608,018.43	9.49%	6.275	357	73.40	762
06/01/17	192	185,401,539.69	35.46%	6.385	358	72.04	747
07/01/17	191	195,098,559.69	37.32%	6.538	359	72.71	750
08/01/17	58	72,590,945.00	13.89%	6.768	360	69.21	753
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Indymac Bank, F.S.B	13	12,815,536.20	2.45%	6.126	357	76.19	758
Luxury Mortgage Corporation	6	9,555,000.00	1.83%	6.472	358	71.44	761
Manhattan Mortgage Company, Inc.	15	12,354,259.28	2.36%	6.520	359	72.14	772
Metrocities Mortgage Corp.	27	24,799,400.00	4.74%	6.492	359	67.52	744
Other	454	456,335,413.58	87.29%	6.490	358	72.05	749
Thornburg Mortgage Home Loans, Inc.	18	6,932,653.90	1.33%	6.394	353	72.99	739
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Colonial Savings, F.A.	3	3,960,060.55	0.76%	6.762	358	79.41	739
First Republic Bank	9	7,432,677.50	1.42%	6.255	358	64.72	740
Mellon Trust of New England, N.A.	1	300,000.00	0.06%	6.625	357	73.17	800
Thornburg Mortgage Home Loans, Inc.	520	511,099,524.91	97.76%	6.482	358	71.98	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	60	40,427,298.98	7.73%	6.512	358	72.52	744
84	1	787,000.00	0.15%	6.000	358	79.98	754
120	472	481,577,963.98	92.12%	6.479	358	71.87	750
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N/A	60	40,427,298.98	7.73%	6.512	358	72.52	744
1- 60	1	211,684.09	0.04%	5.875	294	80.00	793
61-120	472	482,153,279.89	92.23%	6.478	358	71.88	750
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
Correspondent	421	409,781,028.87	78.38%	6.427	358	72.19	750
Retail	18	6,932,653.90	1.33%	6.394	353	72.99	739
Wholesale	94	106,078,580.19	20.29%	6.693	359	70.91	745
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
N	297	264,680,457.91	50.63%	6.457	358	74.12	755
Y	236	258,111,805.05	49.37%	6.505	358	69.70	743
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Times 30 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	529	518,096,912.94	99.10%	6.480	358	71.89	750
1	3	4,328,900.00	0.83%	6.497	352	77.56	709
4	1	366,450.02	0.07%	6.750	307	75.00	591
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Times 60 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	532	522,425,812.94	99.93%	6.481	358	71.93	749
1	1	366,450.02	0.07%	6.750	307	75.00	591
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749

Times 90 Since Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average FICO
0	533	522,792,262.96	100.00%	6.481	358	71.94	749
Total	533	522,792,262.96	100.00%	6.481	358	71.94	749